                                                                  CONFORMED COPY



                                   INDENTURE



                         dated as of December 23, 1997



                                    between



                                 SPELL C. LLC,
                                    Issuer



                                      and



                           WILMINGTON TRUST COMPANY,
                                    Trustee



                      __________________________________



                           Zero Coupon Secured Notes

                               TABLE OF CONTENTS
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                                   ARTICLE 1
                                  Definitions

Section 1.01.  Definitions                                                  3
Section 1.02.  Rules of Construction                                       13
Section 1.03.  Legal Holidays                                              13

                                   ARTICLE 2
               Issue, Execution, Form and Registration of Notes

Section 2.01.  Authentication and Delivery of Notes                        13
Section 2.02.  Execution of Notes                                          14
Section 2.03.  Certificate of Authentication                               14
Section 2.04.  Form, Denomination and Date of the Notes                    14
Section 2.05.  Payment of Notes                                            15
Section 2.06.  Registration, Transfer or Exchange of Notes                 16
Section 2.07.  Replacement of Lost, Mutilated or Stolen Notes              19
Section 2.08.  Tax Purposes                                                19
Section 2.09.  Cancellation                                                19
Section 2.10.  Quarterly Report                                            19

                                   ARTICLE 3
                            The Collection Account

Section 3.01.  Collection Account                                          20
Section 3.02.  Distribution of Amounts on Deposit in the Collection
               Account on the Closing Date                                 20
Section 3.03.  Distribution of Amounts on Deposit in the Collection
               Account on Note Payment Dates                               20
Section 3.04.  Distribution of Excess Amounts on Deposit in the
               Collection Account                                          21
Section 3.05.  Other Existing Licenses                                     21
Section 3.06.  Investments in the Collection Account                       21
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                                   ARTICLE 4
                                Reserve Account

Section 4.01.  Reserve Account                                             22
Section 4.02.  Withdrawals from the Reserve Account                        23
Section 4.03.  Investments in the Reserve Account                          23

                                   ARTICLE 5
                                  Information

                                   ARTICLE 6
                        Inspection of Books and Records

                                   ARTICLE 7
                            Covenants of the Issuer

Section 7.01.  Payment of Principal and Make-Whole Amount                  26
Section 7.02.  Legal Existence; Payment of Taxes; Compliance with Laws     26
Section 7.03.  Consolidation or Merger                                     27
Section 7.04.  Protection of Trust Estate                                  27
Section 7.05.  Performance under the Basic Documents                       28
Section 7.06.  Negative Covenants                                          28

                                   ARTICLE 8
                               Events of Default

Section 8.01.  Events of Default                                           29
Section 8.02.  Application of Proceeds                                     32
Section 8.03.  Waiver of Past Specified Events                             33
Section 8.04.  Provisions Relating to the Trust Estate                     33

                                   ARTICLE 9
           Satisfaction and Discharge of Indenture; Unclaimed Moneys

Section 9.01.  Satisfaction and Discharge of Indenture                     37
Section 9.02.  Application by Trustee of Funds Deposited for Payment of
               Notes                                                       37
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                                      ii
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Section 9.03.  Repayment of Moneys and Transfer of Eligible Investments
               Held by Trustee                                             38
Section 9.04.  Return of Moneys Held by Trustee                            38

                                  ARTICLE 10
                            Concerning the Trustee

Section 10.01. Duties of the Trustee; Certain Rights of the Trustee        38
Section 10.02. Trustee Not Liable for Trademark Licenses; Performance
               of Trustee's Duties                                         40
Section 10.03. Resignation and Removal; Appointment of Successor
               Trustee                                                     41
Section 10.04. Acceptance of Appointment by Successor Trustee              42
Section 10.05. Merger or Consolidation of Trustee                          42
Section 10.06. Certain Procedural Matters                                  42
Section 10.07. Trustee Fees and Indemnification                            43
Section 10.08. Information                                                 43

                                  ARTICLE 11
                            Supplemental Indenture

Section 11.01. Supplemental Indenture Without Consent of Noteholders       44
Section 11.02. Supplemental Indenture with Consent of Noteholders          44
Section 11.03. Effect of Supplemental Indenture                            45
Section 11.04. Documents to Be Given to Trustee                            45
Section 11.05. Notation on Notes in Respect of Supplemental Indenture      45

                                  ARTICLE 12
                            Concerning the Holders

Section 12.01. Control by Majority Holders                                 46
Section 12.02. Evidence of Action Taken by Holders                         46
Section 12.03. Proof of Execution of Instruments                           46
Section 12.04. Notes Owned by the Issuer                                   47
Section 12.05. Right of Revocation of Action Taken                         47
Section 12.06. Right to Vote Notes in Part                                 47
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                                      iii

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                                  ARTICLE 13
                              Redemption of Notes

Section 13.01. Optional Redemptions                                        47
Section 13.02. Notice of Redemption; Make-Whole Computations               47
Section 13.03. Surrender of Notes; Notation Thereon                        48
Section 13.04. Purchase of Notes                                           48

                                  ARTICLE 14
                                 Miscellaneous

Section 14.01. Binding Upon Assigns                                        48
Section 14.02. Notices                                                     48
Section 14.03. Effect of Headings                                          50
Section 14.04. Severability                                                50
Section 14.05. Counterparts                                                50
Section 14.06. Further Assurance                                           50
Section 14.07. Governing Law                                               50
Section 14.08. Limitation on Recourse                                      50
Section 14.09. Jurisdiction and Process                                    50

Schedule I - Note Payment Dates

Exhibit A  - Form of Note
Exhibit B  - Form of Transferee Certificate
Exhibit C  - Form of Transferor Certificate

     INDENTURE, dated as of December 23, 1997 (this "INDENTURE"), between SPELL C. LLC, a Delaware limited liability company (together with its successors, the "ISSUER"), and Wilmington Trust Company, a Delaware banking corporation, in its capacity as indenture trustee (the "TRUSTEE"), providing among other things for the issuance by the Issuer of $60,000,000 aggregate principal amount of its Zero Coupon Secured Notes (the "NOTES").


                              W I T N E S S E T H:

     WHEREAS, Cherokee, Inc., a Delaware corporation ("CHEROKEE"), and Dayton Hudson Corporation, a Delaware corporation ("LICENSEE"), entered into a License Agreement dated as of November 12, 1997 (the "LICENSE AGREEMENT"), whereby Cherokee granted Licensee certain rights to use the Trademark, as such term is defined below;

     WHEREAS, the Issuer is a bankruptcy-remote limited purpose entity whose sole member is Cherokee;

     WHEREAS, the Issuer and Cherokee have entered into a Trademark Purchase and License Assignment Agreement dated as of the date hereof (together with the license from SPV to Cherokee entered into pursuant to Section 4.01 thereof, the "TRADEMARK PURCHASE AND LICENSE ASSIGNMENT AGREEMENT"), whereby Issuer will purchase on the Closing Date with the proceeds of the Notes the Assigned Rights (as defined therein) from Cherokee and Cherokee will sell and assign the Assigned Rights to Issuer;

     WHEREAS, the Issuer has authorized an issue of Zero Coupon Secured Notes in an aggregate principal amount of $60,000,000, the proceeds of which will be used to finance the purchase of the Assigned Rights from Cherokee;

     WHEREAS, the Notes will be secured by all of the Issuer's right, title and interest in the Assigned Rights and other collateral pledged by the Issuer, pursuant to this Indenture and the Security Agreement between the Issuer and the Trustee dated as of the date hereof;

     WHEREAS, the execution and delivery of this Indenture have been duly authorized by the Issuer;

     WHEREAS, the Trustee hereunder has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof; and

     WHEREAS, all things necessary to make the Notes when issued by the Issuer and authenticated by the Trustee hereunder as in this Indenture provided the legal, valid and binding obligations of the Issuer and to provide a security interest in the Trust Estate (as hereinafter defined) have been done and performed.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Notes by the owners thereof, the receipt and sufficiency of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Notes are to be issued, authenticated, delivered, secured and accepted by all Persons who shall from time to time be or become owners thereof, and in order to secure the payment of principal of all the Notes at any time issued and outstanding and interest, if any, and Make-Whole Amount, if any, thereon according to their tenor, purpose and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions contained therein, herein and in the other Basic Documents and all Secured Obligations, the Issuer has executed and delivered this Indenture and has Granted and does hereby Grant, pledge, assign, transfer and convey to the Trustee hereunder on and subject to the terms set forth in this Indenture:

                               GRANTING CLAUSES:

     A security interest by way of a lien over, a pledge of and a lien on all right, title and interest of the Issuer, whether now owned or hereafter acquired, in, to and under (a) all moneys and securities including, without limitation, all Eligible Investments (as hereinafter defined) from time to time held by, or on behalf of, the Trustee under the terms of this Indenture, including amounts set apart and transferred to any of the Trust Accounts (as hereinafter defined) and all investment earnings of any of the foregoing, subject to and until disbursements from the Trust Accounts in accordance with the provisions of this Indenture; (b) the Assigned Rights; (c) all other Trademark Collateral (as defined in the Security Agreement); (d) the Trademark Purchase and License Assignment Agreement and the Administrative Services Agreement (including the right (but not the obligation) to make requests, give consents and take other actions on behalf of the Issuer, all as permitted or required thereunder); (e) any and all other property of every kind and nature from time to time which was heretofore or hereafter is by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder, by the Issuer or by any other Person, with or without the consent of the Issuer, to the Trustee, which is hereby authorized to receive any and all such property at any time and at all times to hold and apply the same subject to the terms hereof, subject to and until disbursed from the Trust Accounts in accordance with the provisions of this

Indenture; and (f) all proceeds of any of the foregoing, subject to and until disbursed from the Trust Accounts in accordance with the provisions of this Indenture. Except as contemplated by the definition of Trademark License, the Trust Estate does not include any interest in the Cherokee Licenses.

     TO HAVE AND TO HOLD all the same absolutely with all privileges and appurtenances hereby conveyed, transferred and assigned, or agreed or intended so to be (collectively, the "TRUST ESTATE"), to the Trustee hereunder and its successors as trustee and to them and their assigns for the benefit of the Noteholders until such time as the Notes and all Secured Obligations payable with respect thereto are paid in full in accordance with Article 9 hereof;

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all Holders of the Notes issued under and secured by this Indenture without privilege, priority or distinction as to lien or otherwise of any of the Notes over any of the other Notes, except as otherwise expressly provided in this Indenture, and for the benefit, security and protection of the Noteholders, and the Trustee, with respect to the payment of all amounts payable to the Noteholders or the Trustee out of the Trust Accounts to the extent provided in this Indenture; provided, however, that if the Issuer, its successors or assigns, shall pay, or cause to be paid, the applicable principal of, default interest, if any, on, and Make-Whole Amount, if any, in respect of the Notes and all other Secured Obligations at the times and in the manner provided in the Notes and in the other Basic Documents according to the true intent and meaning thereof and there shall be made all the payments into the Trust Accounts as required under this Indenture, and shall pay to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, and if all amounts payable to the Noteholders and the Trustee, to the extent provided in this Indenture shall have been paid in full, then upon such final payments this Indenture and the rights hereby granted shall cease, determine and be void; otherwise, this Indenture shall be and remain in full force and effect.



                                   ARTICLE 1
                                  Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

    "ADMINISTRATIVE SERVICES AGREEMENT" means the Administrative Services Agreement dated as of the date hereof between the Issuer and Cherokee.

    "AFFILIATE" means with respect to any Person, any Person that directly or indirectly through one or more intermediaries, controls such Person, is controlled by such Person or is under direct or indirect common control with such Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    "ASSIGNED RIGHTS" has the meaning assigned to that term in the Trademark Purchase and License Assignment Agreement.

    "AUTHORIZED OFFICER" means (i) in the case of the Issuer, the Persons specified by the Issuer as such in an Officers' Certificate signed by a Senior Officer or, for purposes of Section 2.02, a certificate of the Secretary or Assistant Secretary of the Issuer delivered from time to time to the Trustee and
(ii) in the case of the Trustee, a Responsible Officer or such other Persons as may from time to time be designated as such by the Trustee in writing to the Issuer.

    "BASIC DOCUMENTS" means this Indenture, the Note Purchase Agreement, the Security Agreement, the Notes, the Trademark Purchase and License Assignment Agreement and the Administrative Services Agreement.

    "BUSINESS DAY" means any day other than Saturday or Sunday and any day on which commercial banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law or executive order to close.

    "CHEROKEE" has the meaning assigned to that term in the first recital hereof.

    "CHEROKEE LICENSES" has the meaning assigned to that term in the Trademark Purchase and License Assignment Agreement.

    "CLOSING DATE" means the closing date for the issuance of the Notes pursuant to the Note Purchase Agreement.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COLLECTION ACCOUNT" has the meaning assigned to that term in Section 3.01.

    "CURRENT VALUE" means, with respect to any Note at any date (the "DATE OF DETERMINATION"), the sum of (i) for each unpaid installment of principal of such Note due on a Note Payment Date on or prior to the date of determination, the principal amount of such installment together with, if such unpaid installment is past due, interest thereon at the Default Rate from and including the Note Payment Date on which such principal amount was due to but not including the date of determination and (ii) for each unpaid installment of principal of such Note due on a Note Payment Date subsequent to the date of determination, the sum of the Original Value of such installment plus earned Original Issue Discount with respect thereto as of the date of determination. Calculations of amounts due hereunder which are stated to include default interest shall not duplicate amounts, if any, of default interest included in Current Value.

    "DEFAULT" means any event or occurrence which with the giving of notice or lapse of time or both would become an Event of Default.

    "DEFAULT RATE" means the higher of (i) 9.00% per annum, and (ii) the rate announced by the bank acting as the Trustee as of any date of determination as its "prime rate" plus 2% per annum, in each case compounded semi-annually.

    "DOLLARS" and the sign "$" mean lawful currency of the United States of America.

    "ELIGIBLE INVESTMENT" means any investment in (i) direct obligations of the United States or any agency thereof, or obligations fully guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and P-1 by Moody's Investors Service, Inc. ("MOODY'S") which is payable in full within 183 days from the date of original issue thereof (without regard to the period held by the Trustee), (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company (including Wilmington Trust Company) which is organized under the laws of the United States or any state thereof and has total shareholder equity aggregating at least $500,000,000 and the long term unsecured senior debt of which (or of the holding company thereof) is rated at least AA-by S&P and at least Aa3 by Moody's and (iv) money market mutual funds rated AAAm by S&P (or an equivalent rating by Moody's), provided that:

             (a) each Eligible Investment shall be evidenced by negotiable certificates or instruments, or if non-negotiable or in book entry form, then issued or registered in the name of the Trustee, or its nominee, as secured party;

             (b) each Eligible Investment (together with any appropriate instruments of transfer) shall be delivered to, and held by, the Trustee or an agent thereof (which shall not be the Issuer or any of its Affiliates) (other than any Eligible Investment in book entry form);

             (c) each Eligible Investment shall mature not later than the next succeeding Note Payment Date; provided that Eligible Investments in an amount not less than the amounts required to be withdrawn by the Trustee pursuant to Section 3.03 shall mature not later than one Business Day prior to the next succeeding Note Payment Date.

    "EMPLOYEE BENEFIT PLAN" means any "EMPLOYEE BENEFIT PLAN" as defined in
(S)3(3) of ERISA, or any "PLAN" as defined in Section 4975(e)(1) of the Code.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "EVENT OF DEFAULT" has the meaning assigned to that term in Section 8.01.

    "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

    "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for, or registration by or with any Governmental Body in connection with (a) the execution, delivery and performance of the Basic Documents by the Issuer, (b) the validity or enforceability of the Basic Documents or (c) the grant by the Issuer of any Lien granted hereunder or under the Security Agreement and the validity, perfection and priority of such Lien.

    "GOVERNMENTAL BODY" means any Federal, state, municipal or other governmental department, commission, board, bureau, agency, ministry, authority or other instrumentality of any jurisdiction, domestic or foreign, including but not limited to the United States of America; and the term "ORDER" includes any order, writ, injunction, decree, judgment, award, determination, direction or demand.

    "GRANT" means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Trust Estate or of any other instruments shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect to the Trust Estate and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

    "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a meaning correlative to the foregoing.

    "HOLDERS" and "NOTEHOLDERS" and "HOLDERS" mean the registered holders from time to time of any of the Notes.

    "INDEBTEDNESS" of any Person means, without duplication, (A) all obligations for borrowed money of such Person, (B) all obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person), (C) all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property which are required to be classified and accounted for as a capital lease or financial lease on a balance sheet of such Person in accordance with GAAP, (D) all obligations for borrowed money secured by any Lien upon or in any property owned by such Person whether or not such Person has assumed or become liable for the payment of such obligations for borrowed money and (E) all obligations of the type described in any of clauses
(A) through (D) above which are Guaranteed, directly or indirectly, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person.

    "INDENTURE" has the meaning assigned to that term in the first paragraph hereof.

    "INDEPENDENT COUNSEL" means Davis Polk & Wardwell, or any other law firm reasonably acceptable to the Majority Holders which is recognized nationally as specializing in the substantive area of law to be opined to in the opinion in question.

    "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

    "ISSUER" has the meaning assigned to that term in the first paragraph hereof.

    "LICENSE AGREEMENT" has the meaning assigned to that term in the recitals hereof.

    "LICENSEE" has the meaning assigned to that term in the recitals hereof.

    "LIEN" means, as applied to property or assets, real or personal, tangible or intangible, any pledge, mortgage, lien, charge, security interest or encumbrance of any kind thereon (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement or the interest of the lessor under any capitalized lease and the filing of or agreement to give any financing statement or similar document to perfect any security interest under the Uniform Commercial Code of any jurisdiction or any other similar filing to perfect any security interest).

    "LLC AGREEMENT" means the Limited Liability Company Agreement of the Issuer dated as of the date hereof.

    "MAJORITY HOLDERS" or "MAJORITY NOTEHOLDERS" means at any time Noteholders holding collectively Outstanding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Outstanding Notes.

    "MAKE-WHOLE AMOUNT" means, at any time, in connection with any redemption of a Note pursuant to Section 13.01 or any acceleration of a Note pursuant to
Section 8.01, the amount (but not less than zero) equal to:

         (A) the sum of the Present Values (as hereinafter defined) of the amounts which would have been payable in respect of such Note on each subsequent Note Payment Date, MINUS

         (B) the amount calculated pursuant to clause (ii) of the definition of Current Value with respect to such Note at such time.

For purposes of this definition, "PRESENT VALUE" shall be determined in accordance with generally accepted financial practice in the United States of America on a semi-annual basis at a discount rate equal to the sum of the applicable Treasury Yield PLUS .40%; and the "TREASURY YIELD" for such purpose shall be determined by reference to the yield for U.S. Treasury securities as indicated by Telerate Access Service (page 500 or the relevant page at the date of determination indicating such yields) (or, if such data ceases to be available, any publicly available source of similar market data) at approximately 11:00 A.M., New York City time, 3 Business Days prior to the date of such redemption or acceleration of such Note, and shall be the yield on actively traded U.S. Treasury securities having a constant maturity equal to the then-remaining weighted average life to maturity (determined in accordance with generally accepted financial practice in the United States of America) of such Note; provided that if such then-remaining weighted average life to maturity is not equal to the maturity of an actively traded U.S. Treasury security, such yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of actively traded U.S. Treasury securities having a constant maturity closest to such then-remaining weighted average life to maturity.

    "MATERIAL ADVERSE EFFECT" means (A) a material adverse effect on the validity, enforceability or value of the Assigned Rights, (B) a material adverse effect on the ability of the Issuer to perform its obligations under any Basic Document or (C) any adverse effect which a Noteholder could reasonably deem to be material on the legality, validity or enforceability of any Basic Document, the validity, perfection or priority of the Liens securing the Notes or the rights and remedies of the Trustee or the Noteholders thereunder.

    "MINIMUM GUARANTEED ROYALTY" has the meaning assigned to that term in the License Agreement.

    "NOTE PAYMENT DATE" means each date set forth in Schedule I.

    "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of the date hereof between the Issuer and the parties listed on the signature page thereto.

    "NOTE REGISTER" has the meaning assigned to that term in Section 2.06.

    "NOTES" has the meaning assigned to that term in the first paragraph hereof.

    "OFFICERS' CERTIFICATE" means a certificate signed by an Authorized Officer or a Senior Officer, as applicable, and a Secretary or Assistant Secretary of the Issuer and delivered to the Trustee.

    "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel and delivered to the Trustee, which counsel may be an employee of the Issuer or other counsel satisfactory to the Trustee.

    "ORIGINAL ISSUE DISCOUNT" means, as to any installment of principal of any Note due on any Note Payment Date, the difference between the Original Value of such installment and the principal amount of such installment. Determinations of earned Original Issue Discount shall be made in accordance with generally accepted financial practice on the constant interest method at an annual rate of 7.00% from the Closing Date to the date as of which earned Original Issue Discount is to be determined.

    "ORIGINAL VALUE" means, with respect to any installment of principal of any Note due on any Note Payment Date, the amount of such installment discounted to present value at the Closing Date at the rate of 7.00% per annum, compounded semi-annually. The aggregate Original Values for the aggregate principal amount of the Notes due on each Note Payment Date are set forth in Schedule I hereto.

    "OTHER EXISTING LICENSES" has the meaning assigned to that term in the Trademark Purchase and License Assignment Agreement.

    "OTHER PERMITTED LICENSES" has the meaning assigned to that term in the Trademark Purchase and License Assignment Agreement.

    "OUTSTANDING", used with reference to the Notes, means at any time, subject to the provisions of Section 12.04, all Notes authenticated and delivered by the Trustee under the Indenture, except

          (A) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (B) Notes, or portions thereof, for the payment of which moneys in the necessary amount shall have been deposited in trust with the Trustee; provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for the giving of such notice; and

          (C) Notes in substitution or exchange for which other Notes shall have been authenticated and delivered.

    "PERMITTED LIEN" means a Lien on all or a portion of the Trust Estate permitted by Section 7.06(a)(ii) hereof.

    "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    "RECORD DATE" means the first day of the month in which any Note Payment Date occurs.

    "REGISTRAR" shall mean the entity appointed by the Issuer to act as registrar for any Notes, which shall initially be the Trustee.

    "RESERVE ACCOUNT" has the meaning assigned to such term in Section 4.01.

    "RESPONSIBLE OFFICER" means, with respect to the Trustee, any Vice President or Assistant Vice President, Assistant Secretary, Assistant Treasurer, and, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

    "RULE 144A INFORMATION" has the meaning assigned to that term in Section 2.06(j).

    "SECURED OBLIGATIONS" has the meaning assigned to that term in Section 1 of the Security Agreement.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SECURITY AGREEMENT" means the Security Agreement dated as of the date hereof, between the Issuer and the Trustee.

    "SENIOR OFFICER" means any of the following officers of the Issuer:
President and Treasurer.

    "SUBSIDIARY" means with respect to any Person any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions, are at the time directly or indirectly owned by such Person.

    "TAX" means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Body, excluding net income and franchise taxes imposed on the Holder by the jurisdiction under the laws of which such Holder is organized or any political subdivision thereof or by any jurisdiction in which the office at which the Holder has acquired or booked the Notes is located or any political subdivision thereof.

    "TRADEMARK" has the meaning assigned to that term in the Trademark Purchase and License Assignment Agreement.

    "TRADEMARK LICENSE" means (i) the License Agreement and (ii) to the extent the same shall have been assigned to the Issuer as contemplated by Section 4.02 of the Trademark Purchase and License Assignment Agreement, any of the Other Existing Licenses with Brylane, Caldor and/or Pamida.

    "TRADEMARK PURCHASE AND LICENSE ASSIGNMENT AGREEMENT" has the meaning assigned to that term in the third recital hereof.

    "TRANSFEREE CERTIFICATE" has the meaning assigned to that term in Section 2.06(f).

    "TRANSFEROR CERTIFICATE" has the meaning assigned to that term in Section 2.06(f).

    "TRUST ACCOUNTS" means the Collection Account and the Reserve Account.

    "TRUST ESTATE" has the meaning assigned to that term in the Granting
Clauses.

    "TRUST OFFICE" means the principal office in Wilmington, Delaware, at which at any particular time the corporate trust business of the Trustee shall be administered, which office is located at the time of the execution of this Indenture at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 or such other office as the Trustee or any successor Trustee may from time to time designate in writing to the Issuer and the Noteholders.

    "TRUSTEE" means Wilmington Trust Company in its capacity as Trustee under this Indenture, and its successors in such capacity.

     "UNITED STATES" means the States, District of Columbia, territories, possessions and territorial waters of the United States of America.

     Section 1.02. Rules of Construction. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Note", "owner", "Holder", "holder", "Noteholders" and "Person" shall include the plural as well as the singular number.

     References herein to specific Persons include their legal successors (or their successors fulfilling the function specified herein) and permitted assigns, and references herein to specific agreements and contracts include references to such agreements and contracts as amended or supplemented from time to time, to the extent herein and therein permitted.

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made by application of GAAP.

     Section 1.03. Legal Holidays. In any case where any Note Payment Date or any date for the making of a deposit or distribution hereunder shall fall on a day which is not a Business Day, such payment, deposit or distribution need not be made on such date, but may be made on the next succeeding day that is a Business Day with the same force and effect as if made on such Note Payment Date or other date for a deposit or distribution.



                                   ARTICLE 2
               Issue, Execution, Form and Registration of Notes

     Section 2.01. Authentication and Delivery of Notes. Upon the execution and delivery of this Indenture, Notes in an aggregate principal amount not in excess of U.S.$60,000,000, at any one time Outstanding will be issued and executed by the Issuer in the manner prescribed in Section 2.02 and delivered by the Issuer to the Trustee for authentication, accompanied by a certificate of an Authorized Officer of the Issuer directing such authentication and the Trustee shall thereupon authenticate and deliver, or cause the authentication and delivery of, such Notes to the respective Holders thereof upon the written order of the

Issuer signed by an Authorized Officer of the Issuer, without any further action by the Issuer.

     Section 2.02. Execution of Notes. The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. Such signature may be the manual or facsimile signature of any present or any future such Authorized Officer. With the delivery of this Indenture, the Issuer is furnishing to the Trustee a certificate of a Secretary or Assistant Secretary of the Issuer, and from time to time thereafter may furnish to the Trustee, an Officers' Certificate, in each case identifying and certifying the incumbency and specimen signature(s) of the Authorized Officers. Until the Trustee receives a subsequent Officers' Certificate, the Trustee shall be entitled to rely on the last such Officers' Certificate delivered to it for purposes of determining the Authorized Officers.

     In case any Authorized Officer who shall have signed any of the Notes shall cease to be such Authorized Officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such Authorized Officer; and any Note may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Note, shall be an Authorized Officer, and such Note shall be a valid and binding obligation of the Issuer notwithstanding that at the date of the execution and delivery of this Indenture any such Person was not an Authorized Officer.

     Section 2.03. Certificate of Authentication. Only such Notes as shall bear thereon a certification of authentication substantially as set forth in the form of the Note annexed as Exhibit A hereto, such certification to be executed by the Trustee by manual signature of one of its Authorized Officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

     Section 2.04. Form, Denomination and Date of the Notes. (a) The Notes will be issued in fully registered form substantially in the form of Exhibit A hereto. The Notes shall be numbered, lettered, or otherwise distinguished in such manner as the Authorized Officer of the Issuer executing the same may determine with the approval of the Trustee prior to the issuance of the Notes. Any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or to conform to general usage.

     (b) The final maturity of the Notes shall be February 20, 2004. Prior to such final maturity, installments of principal on the Notes shall be due on each Note Payment Date in the aggregate amount specified in Schedule I. The Notes shall bear interest, to the extent enforceable under applicable law, on any overdue principal and Make-Whole Amount, if any, at the Default Rate.

     (c) Except as provided in the last sentence of subsection (b) above, the Notes shall not bear interest. Instead, Original Issue Discount shall accrete thereon from the Closing Date to the respective Note Payment Dates. The amount payable by the Issuer in respect of principal of any Note (exclusive of any Make-Whole Amount) at any date shall not exceed the Current Value of such Note at such date.

     (d) Each Note shall be dated the date of its authentication and shall take effect therefrom.

     (e) The Notes shall be issuable in registered form without coupons in minimum denominations of $500,000.

     Section 2.05. Payment of Notes. (a) Payments at Trust Office. The principal of and Make-Whole Amount, if any, on the Notes shall be payable to the Holder of record as of the Record Date at the Trust Office in lawful money of the United States of America, in funds immediately available at such office against surrender of such Notes in the case of payment in full, except as provided in Section 2.05(b).

     (b) Home Office Payment. Notwithstanding any provision of this Indenture or the Notes to the contrary, payments of all amounts which become due and payable in respect of any Note shall be made by the Trustee, by wire transfer of immediately available funds for receipt not later than 2:00 p.m. New York time on the date any such payment is due, directly to the Holder of such Note, without surrender or presentation thereof to the Trustee (except that upon written request of the Trustee or the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each Holder shall surrender its Note for cancellation to the Trustee at its Trust Office or at such other location as is specified by the Trustee and the Issuer), if there shall be filed with the Trustee a copy of an agreement between the Issuer and such Noteholder (or the person for whom such Noteholder is a nominee) providing that such payments will be so made and such Noteholder agrees not to sell, transfer or otherwise dispose of such Note unless the amount of all prepayments of principal previously made thereon shall be noted thereon. The Trustee shall have no responsibility regarding notations of payment by any Noteholder who has entered into such an agreement and the Trustee shall be responsible only for maintaining its records in accordance with this Indenture and absent manifest error the records of the Trustee shall be controlling as to payments and prepayments in respect of the Notes.

     Section 2.06. Registration, Transfer or Exchange of Notes. (a) The Issuer shall keep or cause to be kept at the Trust Office one or more books (herein called the "NOTE REGISTER") for the registration and registration of transfer or exchange of any of the Notes. The Issuer hereby appoints the Trustee its registrar to keep the Note Register and the Trustee hereby accepts such appointment.

     The Note Register shall contain the following information regarding all
Noteholders:

            (i)  the names and addresses of such Holders;

           (ii) the percentage of the aggregate principal amount of the Notes held by each Holder;

          (iii) the date on which the name of each Person was entered on such register as a Holder; and

           (iv)  the date on which any Person ceased to be a Holder;

provided that registration as provided under this Section shall be made within 30 days of the date of issuance of each Note as provided under this Indenture.

     Any Note may be surrendered for transfer or exchange at the Trust Office, accompanied in the case of a transfer by a Transferor Certificate and Transferee Certificate in form reasonably acceptable to the Trustee, duly executed by the Holder of such Note, and thereupon the Issuer shall execute, in the case of a transfer in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new Note or Notes for the same aggregate unpaid principal amount as the Note so surrendered.

     (b) The ownership of any Note shall be proved by the Note Register. The Trustee may deem and treat the registered Holder of any Note as the absolute owner of such Note for all purposes and, prior to due presentment for registration of transfer, shall not be affected by any notice to the contrary.

     (c) No fee shall be charged to any Holder for any registration of transfer or exchange, but the Trustee or the Issuer may require payment by the Holder requesting such registration of a sum sufficient to reimburse it for any governmental, regulatory, or other similar charge or other expense to which the Trustee or the Issuer is subject in connection therewith.

     (d) All Notes authenticated and delivered by the Trustee upon any transfer or exchange pursuant to this Indenture shall be entitled to the same benefits under this Indenture as the Note or Notes surrendered upon such transfer or exchange.

     (e) The Trustee shall permit each Holder of a Note to inspect and copy the Note Register and the other books and records of the Trustee relating to the Notes upon written request during regular business hours of the Trustee.

     (f) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws. The Trustee shall require, prior to any sale or other transfer of a Note, that the Noteholder's prospective transferee deliver to the Trustee and the Issuer a certificate relating to such transfer substantially in the form of Exhibit B annexed hereto (the "TRANSFEREE CERTIFICATE"). In addition, the Trustee shall require, prior to any sale or other transfer of a Note, that the Noteholder deliver to the Trustee and the Issuer a certificate relating to such transfer substantially in the form of Exhibit C (the "TRANSFEROR CERTIFICATE"). The Transferee Certificates and the Transferor Certificates furnished pursuant to this Section 2.06(f) hereof may be relied on conclusively by the Trustee in determining whether the provisions of this
Section 2.06(f) hereof have been complied with. None of the Issuer, the Trustee or any other person shall be required or obligated to register the Notes under the Securities Act or any state securities laws.

     (g) Subject to its prior receipt of a Transferee Certificate from a transferee, the Issuer shall be deemed to have made the representations set forth in the second paragraph of Section 2.10 of the Note Purchase Agreement to such transferee as of the date such transferee acquired a Note that is the subject of such Transferee Certificate; provided, however, that the Issuer shall have five (5) business days to review such Transferee Certificate and to notify the Trustee that due to either (x) a change in an applicable provision of ERISA or the Code or (y) the disclosure made to the Issuer pursuant to Item (e)(iv) of the Transferee Certificate, the Issuer is unable to make the representations set forth in such second paragraph.

     (h) No Note may be sold or transferred in denominations of less than U.S. $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S. $500,000.

     (i) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless the prospective transferee represents in the Transferee Certificate that the purchaser is a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act. Notwithstanding anything to the contrary in this Indenture, no transfer of a Note may be made if such transfer would require registration of the Issuer under the Investment Company Act.

     (j) At any time when the Issuer is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of any Noteholder, the Issuer shall promptly furnish to such Noteholder or to a prospective purchaser of any Note designated by such Noteholder, as the case may be, the information which the Issuer determines to be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("RULE 144A INFORMATION") in order to permit compliance by such Noteholder with Rule 144A in connection with the resale of such Note by such Noteholder. Upon request by the Issuer, the Trustee shall reasonably cooperate with the Issuer in mailing or otherwise distributing (at the Issuer's expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer's written direction, the foregoing materials prepared and provided by the Issuer; provided, however, that the Trustee shall be entitled to affix thereto or enclose therewith such disclaimers as the Trustee reasonably shall deem appropriate, at its discretion (such as, for example, a disclaimer that such Rule 144A Information was assembled by the Issuer and not by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to the sufficiency of such information under Rule 144A or for any other purpose).

     (k) Notwithstanding any terms herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or otherwise to monitor or determine compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or the Investment Company Act; except that if a certificate is specifically required by the terms of this Section 2.06 to be provided to the Trustee, the Trustee shall be under a duty to receive and examine the same to determine whether it substantially conforms on its face to the applicable requirements of this Section.

     (l) No Noteholder may sell or transfer a Note to a Person that such Noteholder reasonably should know is a competitor of the Issuer, Cherokee or the Licensee; provided that such Noteholder may rely conclusively on the transferee certification in subsection (m) of the relevant Transferee Certificate. For purposes of this subsection (l), "competitor" shall mean any manufacturer, distributor or retailer of goods of the type covered by the Trademark or the License Agreement or the owner or licensor of a trademark for goods of such type.

     Section 2.07. Replacement of Lost, Mutilated or Stolen Notes. In case any Note shall become mutilated or defaced or be lost, destroyed or stolen, then on the terms herein set forth, and not otherwise, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note of like tenor and date, and bearing such identifying number or designation as the Trustee may determine, in exchange and substitution for, and upon cancellation of, the mutilated or defaced Note, or in lieu of and in substitution for the same if lost, destroyed or stolen. The applicant for a new Note pursuant to this
Section 2.07 shall, in the case of any mutilated or defaced Note, surrender such Note to the Trustee and furnish to the Trustee, in the case of any lost, destroyed or stolen Note, evidence reasonably satisfactory to the Trustee of such loss, destruction or theft and, in each case, evidence satisfactory to the Trustee of the ownership and authenticity of such Note and furnish such security or indemnity as may be reasonably required by the Trustee and the Issuer to indemnify and defend and save them harmless (provided that if such Noteholder is an original Holder of any Note, or a nominee or affiliate thereof, or any other institutional Holder of a Note, such Holder's own unsecured agreement of indemnity shall be deemed satisfactory to the Issuer). Any defaced or mutilated Note shall be destroyed by the Trustee, or retained in accordance with its standard retention policy, upon delivery by it of a new Note to the Holder.

     Section 2.08. Tax Purposes. Each Holder by acceptance of its Note agrees to treat its Note as debt for United States federal income tax purposes.

     Section 2.09. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy.

     Section 2.10. Quarterly Report. The Trustee shall deliver to each Holder of a Note and the Issuer a quarterly report immediately following each Note Payment Date detailing the Outstanding principal amount of the Notes and the status of each of the Trust Accounts including receipts and disbursements therefrom since the preceding Note Payment Date and the amount of the funds and the types of Eligible Investments then held by the Trustee under this Indenture. Each Holder of a Note and the Issuer may, from time to time, on a reasonable basis, request any additional reports and information regarding activity in the Trust Accounts regularly prepared or maintained by the Trustee.



                                   ARTICLE 3
                            The Collection Account

     Section 3.01. Collection Account. The Trustee will establish a special purpose trust account (Account No. 43558-1) designated as Wilmington Trust Company, as Trustee--account u/i/d December 23, 1997 made by SPELL C. LLC-- Collection Account (the "COLLECTION ACCOUNT") over which the Trustee shall have sole and exclusive control and sole and exclusive right of withdrawal and into which payments due to the Issuer under any Trademark License, including all cash proceeds thereof, shall be made directly. In addition, the Trustee shall deposit into the Collection Account (i) the proceeds of the issuance of the Notes, which shall be distributed pursuant to Section 3.02 hereof and (ii) any principal, interest or other payment or distribution received by the Trustee from time to time in respect of Eligible Investments made with amounts on deposit in the Reserve Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collection Account shall constitute part of the Trust Estate and shall be held for the benefit of the Noteholders, the Trustee, and the Issuer as their interests shall appear hereunder and shall not constitute payment of the Secured Obligations (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as hereinafter provided.

     Section 3.02. Distribution of Amounts on Deposit in the Collection Account on the Closing Date. On the Closing Date, the Trustee shall make the following transfers from the Collection Account:

            (i) to the account specified pursuant to Section 3.03 of the Trademark Purchase and License Assignment Agreement, $47,845,558.83;

           (ii) to the Reserve Account in escrow to fund the Trustee's fees, indemnities and expenses as provided in Section 10.07, $24,000; and

          (iii)  the balance to or as directed by the Issuer.

     Section 3.03.  Distribution of Amounts on Deposit in the Collection Account
on Note Payment Dates.   Amounts deposited into the Collection Account on any
date shall be held therein and applied or transferred by the

Trustee on the immediately succeeding Note Payment Date in the following order of priorities:

            (i) to the payment of any overdue principal owing on the Notes, for receipt not later than 2:00 p.m., New York time;

           (ii) to the ratable payment of the aggregate amount of principal due and payable on the Notes on such Note Payment Date, for receipt not later than 2:00 p.m., New York time;

          (iii) to the ratable payment of the Make-Whole Amount, if any, payable on the Notes on such Note Payment Date, for receipt not later than 2:00 p.m., New York time;

           (iv) to the ratable payment of any other amounts, if any, payable on the Notes pursuant to the terms of this Indenture or any other Basic Document, for receipt not later than 2:00 p.m., New York time;

            (v) (A) if a Default or Event of Default shall have occurred and be continuing, to retain the balance in the Collection Account until such Default or Event of Default shall have been cured or waived or such balance shall have been otherwise applied in accordance with this Indenture or (B) otherwise, to the Issuer or to such other Person as the Issuer shall direct in writing to the Trustee.

     Section 3.04. Distribution of Excess Amounts on Deposit in the Collection Account. If on any date other than a Note Payment Date (a) the amount on deposit in the Collection Account exceeds the aggregate amount of principal of the Notes due and payable on the next succeeding Note Payment Date, and (b) no Default or Event of Default has occurred and is then continuing, such excess amount shall be distributed to the Issuer or to such other Person as the Issuer shall direct in writing to the Trustee.

     Section 3.05. Other Existing Licenses. Notwithstanding anything to the contrary in this Article 3, if at any time any Other Existing Licenses become Trademark Licenses, then all payments received by the Trustee for the account of the Issuer in accordance with Section 4.02 of the Trademark Purchase and License Assignment Agreement shall be transferred to the Reserve Account promptly after the receipt of such funds, and shall not be available for distribution pursuant to Sections 3.03 and 3.04 hereof.

     Section 3.06. Investments in the Collection Account. (a) Any income received by, or on behalf of, the Trustee with respect to the balance from time to time on deposit in the Collection Account, including any interest or capital gains on Eligible Investments made with amounts on deposit therein, shall remain, or be deposited, in such Trust Account until transferred or paid in accordance with this Indenture. All rights, title and interest in and to the cash amounts on deposit from time to time in the Collection Account, together with any Eligible Investments from time to time made pursuant to this Section shall constitute part of the Trust Estate and shall be held for the benefit of the Noteholders, the Trustee, and the Issuer as their interests shall appear hereunder and shall not constitute payment of the Secured Obligations (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as hereinafter provided.

     (b) If immediately available cash on deposit in the Collection Account is not sufficient to make any distribution or application referred to in Section 3.03, the Trustee shall liquidate as promptly as practicable Eligible Investments made with amounts on deposit in the Collection Account as required to obtain cash to make such distribution or application. Upon the occurrence and continuation of an Event of Default, the Trustee shall, if so instructed in writing by the Majority Holders, apply or cause to be applied (subject to collection) any or all of the balance from time to time on deposit in the Collection Account in the manner specified in Section 8.02.

     (c) Amounts on deposit in the Collection Account shall be invested and re-invested from time to time in such Eligible Investments as the Issuer shall timely direct the Trustee in writing, which Eligible Investments shall be held in the name and be under the control of the Trustee.

     (d) All amounts on deposit in the Collection Account shall be paid to the Issuer upon payment of all amounts due under the Notes in accordance with the terms hereof and thereof and all other Secured Obligations.



                                   ARTICLE 4
                                Reserve Account

     Section 4.01. Reserve Account. The Trustee will establish a special purpose trust account (Account No. 43558-2) designated as "Wilmington Trust Company, as Trustee--account--u/i/d December 23, 1997 made by SPELL C. LLC -- Reserve Account" (the "RESERVE ACCOUNT") over which the Trustee shall have sole and exclusive control and sole and exclusive right of withdrawal. The Trustee shall deposit into the Reserve Account amounts transferred from the Collection Account pursuant to Sections 3.02(ii) and 3.05.

     Section 4.02. Withdrawals from the Reserve Account. Except as elsewhere provided in this Indenture, all amounts in the Reserve Account shall be applied by the Trustee upon the instruction of the Issuer (i) in the case of amounts transferred to the Reserve Account pursuant to Section 3.05, to make payments to Licensee as required pursuant to Section 7(b)(v)(a) of the License Agreement, and (ii) in the case of amounts transferred to the Reserve Account pursuant to
Section 3.02(ii), to make payments of the expenses in respect of which such reserve was established.

     Section 4.03. Investments in the Reserve Account. (a) Any income received by, or on behalf of, the Trustee with respect to the balance from time to time on deposit in the Reserve Account, including any interest or capital gains on Eligible Investments made with amounts on deposit therein, shall remain, or be deposited, in such Trust Account until transferred or paid in accordance with this Indenture. All right, title and interest in and to the cash amounts on deposit from time to time in the Reserve Account, together with any Eligible Investments from time to time made pursuant to this Section shall constitute part of the Trust Estate and shall be held for the benefit of the Noteholders, the Trustee, and the Issuer as their interests shall appear hereunder and shall not constitute payment of the Secured Obligations (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as hereinafter provided.

     (b) If immediately available cash on deposit in the Reserve Account is not sufficient to make any distribution or application referred to in Section 8.02, the Trustee shall liquidate as promptly as practicable Eligible Investments made with amounts on deposit in the Reserve Account as required to obtain cash to make such distribution or application. Upon the occurrence and continuation of an Event of Default, the Trustee shall, if so instructed in writing by the Majority Holders, apply or cause to be applied (subject to collection) any or all of the balance from time to time on deposit in the Reserve Account in the manner specified in Section 8.02.

     (c) Amounts on deposit in the Reserve Account shall be invested and re-invested from time to time in such Eligible Investments as the Issuer shall timely direct the Trustee in writing, which Eligible Investments shall be held in the name and be under the control of the Trustee.

     (d) All amounts on deposit in the Reserve Account shall be paid to the Issuer upon payment of all amounts due under the Notes in accordance with the terms hereof and thereof and all other Secured Obligations.

                                   ARTICLE 5
                                  Information

     The Issuer will furnish to the Trustee sufficient copies and the Trustee will furnish to each Noteholder:

     (a) promptly, but in any event within five Business Days after an officer of the Issuer becomes aware thereof, notice of (i) the occurrence of any Default or Event of Default, (ii) any litigation or governmental proceeding pending or threatened against the Issuer which could reasonably be expected to have a Material Adverse Effect, (iii) any action by any Governmental Body to condemn, seize or appropriate all or any part of the assets of the Issuer if such action could reasonably be expected to have a Material Adverse Effect and (iv) any other event, act or condition (excluding general economic conditions) which could reasonably be expected to have Material Adverse Effect;

     (b) promptly after delivery or receipt thereof, a copy of all notices or documents given or received by the Issuer pursuant to any of the Trademark Licenses concerning (i) any default or alleged default under, breach or alleged breach of, or other noncompliance with, any Trademark License in any material respect, (ii) any prospective inability to perform under any Trademark License in any material respect, (iii) any termination or attempted termination of any Trademark License, (iv) any amendment, supplement or other modification of any Trademark License which the parties propose or (v) any claim against the Issuer arising under any Trademark License;

     (c) promptly upon receipt thereof, copies of all materials delivered to the Issuer pursuant to Section 3(h) of the Administrative Services Agreement or
Section 5(e) of the License Agreement and copies of all notices given to the Issuer pursuant to Section 3(b) or 3(c) of the Administrative Services Agreement; and

     (d) promptly, such other information, including financial statements and computations, relating to the performance of the provisions of this Indenture and the other Basic Documents and the affairs of the Issuer as the Trustee at the request of any such Holder may from time to time reasonably request.

     If at any time Licensee ceases to be a company required to provide public financial information pursuant to the reporting requirements of the Securities and Exchange Commission, the Issuer shall timely request interim and audited financial statements from the Licensee pursuant to Section 5(e) of the License Agreement.

     Notwithstanding anything to the contrary in this Article 5, the Issuer shall not be required to provide any information to the Trustee or the Noteholders that the Issuer reasonably determines would cause it to violate the License Agreement, it being understood that provision of the materials specified in subsections (b) and (c) above would not cause such a violation.



                                   ARTICLE 6
                        Inspection of Books and Records

     Prior to the occurrence of a Default or an Event of Default, the Trustee and each Holder of a Note shall have the right to discuss the affairs, finances and accounts of the Issuer with, and to be advised as to the same by, the Issuer's officers and employees upon reasonable notice, at such reasonable times during regular business hours and intervals and to such reasonable extent as the Trustee or such Holder may desire. Following the occurrence and during the continuance of a Default or an Event of Default, the Trustee and each Holder of a Note shall have the right to visit and inspect any of the offices of the Issuer, to examine the books of account and records of the Issuer, to make or be provided with copies and extracts therefrom and, to discuss the affairs, finances and accounts of the Issuer with, and to be advised as to the same by, its officers and employees all at such reasonable times during regular business hours and intervals and to such reasonable extent as the Trustee or such Holder may desire.

     The Trustee agrees and each Holder of a Note shall be deemed to have agreed by acceptance of such Note, that all information (other than publicly available information) received pursuant to this Indenture or otherwise in connection herewith or with any Basic Document, will be held by the Trustee and such Holder as confidential in accordance with its customary procedures for handling confidential information, but such Holder may make disclosure to the extent necessary to any bona fide prospective institutional investor transferee in connection with the contemplated transfer of Notes (provided that (i) prior to disclosure by such Holder after the date hereof to any prospective transferee of a Note of any information covered by this paragraph, such Holder will obtain from such prospective transferee in favor of the Issuer its agreement to be bound by the provisions of this paragraph provided that such Holder shall not in any event be liable to any Person because of the failure of such prospective transferee to comply with such provisions and (ii) at such time as any disclosure is made to a transferee, such Holder will notify the Issuer in writing of the information released and the identity of the recipient of such information) or as required by, in appropriate response to a request by, or as otherwise customarily disclosed to, any

Governmental Body (including without limitation the National Association of Insurance Commissioners or any successor thereto) or representative thereof, or pursuant to legal process or pursuant to any litigation that any Holder is involved in, or to the accountants, counsel or other professional advisers of such Holder in the course of their respective duties (provided that such Holder requests any such adviser to whom it discloses such information to treat all such information as non-public data).



                                   ARTICLE 7
                            Covenants of the Issuer

     The Issuer agrees that so long as any amount payable hereunder or under any Note remains unpaid:

     Section 7.01. Payment of Principal and Make-Whole Amount. The Issuer shall duly and punctually pay the principal of and Make-Whole Amount, if any, on the Notes in accordance with the terms of, and to the extent provided under, the Notes and this Indenture. The Issuer's obligations to make such payments on any date shall be satisfied if on such date immediately available funds in an amount sufficient to make all payments then due are on deposit in the Collection Account and available for such purpose and not subject to any legal restraint on payment by the Trustee from the Collection Account to the Holders. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account shall be made on behalf of the Issuer by the Trustee.

     Section 7.02. Legal Existence; Payment of Taxes; Compliance with Laws. The Issuer shall:

     (a) do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights (charter and statutory), franchises, permits and licenses and all necessary Governmental Approvals; provided, however, that the Issuer shall not be required to preserve any right, franchise, permit or license of the Issuer if the board of directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof could not, individually or in the aggregate, have a Material Adverse Effect;

     (b) pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, or upon any part thereof, when due, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that the Issuer shall not be required to pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor or (ii) such nonpayment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (c) comply in all material respects with all applicable statutes, regulations and Orders of, and all applicable restrictions imposed by, any Governmental Body, necessary to the conduct of its business and the ownership of its properties, except such as are being contested in good faith by appropriate proceedings; and

     (d)  not alter the provisions of the LLC Agreement.

     Section 7.03. Consolidation or Merger. The Issuer shall not, directly or indirectly, consolidate with or merge with or into, or sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety to, any Person.

     Section 7.04. Protection of Trust Estate. (a) The Issuer shall from time to time at the reasonable request of the Trustee upon the instruction of the Majority Holders execute and deliver all such instruments of further assurance and other instruments and take such other action as may be necessary or advisable to:

            (i)  Grant more effectively all or any portion of the Trust Estate;

           (ii) maintain or preserve the Lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

           (iv)  enforce the Trademark Licenses in accordance with their terms;

            (v) preserve and defend title to the Trust Estate and the rights therein of the Trustee and the Noteholders against the claims of all persons and parties; and

           (vi) promptly upon request, provide to the Trustee all information and evidence it may reasonably request concerning the Trust Estate to enable the Trustee to enforce the provisions of this Indenture and the Security Agreement.

     (b) Promptly upon receipt thereof, the Issuer shall furnish to the Trustee a copy of any notice of default given pursuant to Section 8 of the License Agreement.

     Section 7.05.  Performance under the Basic Documents.   The Issuer shall
perform all of its obligations under, and observe all of the limitations imposed on it by, each Basic Document, the License Agreement and the LLC Agreement.

     Section 7.06. Negative Covenants. (a) The Issuer shall not, without the prior written consent of the Majority Noteholders, (i) sell, lease, license, exchange, assign or otherwise dispose of, or grant any option with respect to, any of the Assigned Rights, except pursuant to or as expressly permitted by the Basic Documents (including, without limitation, the Other Permitted Licenses),
(ii) create, assume, incur or suffer to exist any Lien upon or with respect to the Trust Estate, except for the Liens created pursuant to the Basic Documents (including, without limitation, the Other Permitted Licenses), (iii) agree or consent to any amendment, modification or termination of or material forbearance or written waiver with respect to any provision of any Basic Document, Trademark License or (to the extent the Issuer's consent thereto is required under the Trademark Purchase and License Assignment Agreement) Other Permitted License or
(iv) take any action that would cause the Lien in favor of the Trustee on behalf of the Noteholders contemplated by this Indenture and the Security Agreement not to constitute a valid first priority perfected security interest in the Trust Estate.

     (b) The Issuer shall not acquire directly or indirectly (by purchase, participation, prepayment or otherwise) any of the Outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and of this Indenture.

     (c) The Issuer shall not incur or have outstanding, assume, or Guarantee any Indebtedness, or assume or Guarantee any Indebtedness of any Person other than the Notes, or issue any membership or other equity interest to any Person other than Cherokee, or any successor thereof by merger, consolidation or sale of substantially all assets.

     (d)  The Issuer shall not engage in any business or activity other than
(i) the issuance, selling and redemption of the Notes and the performance of its obligations under this Indenture and the Notes and any other instrument or property included in the Trust Estate in connection therewith, (ii) activity necessary to consummate the transactions contemplated by the Basic Documents and to perform its obligations and preserve and enforce its rights thereunder and
(iii) other activities that are reasonably necessary to accomplish the foregoing or are incidental thereto.

     (e)  The Issuer shall not create any Subsidiaries.

     (f) The Issuer shall not voluntarily appoint or cause to be appointed or commence any proceeding to appoint any receiver or liquidator over all or any of its property.



                                   ARTICLE 8
                               Events of Default

     Section 8.01. Events of Default. If one or more of the following events (herein referred to as "EVENTS OF DEFAULT") (whatever the reason for such Events of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

            (a) default shall be made in the due and punctual payment of all or any part of the principal of, or Make-Whole Amount (if any) on, any Note, when and as the same shall became due and payable, whether at stated maturity, by acceleration, by prepayment or otherwise;

            (b) default shall be made by the Issuer in the observance of any of its obligations or undertakings contained in any of Article 5(a)(i) or Sections 7.03, 7.04(b) and 7.06;

            (c) default shall be made by the Issuer in the observance of any of its other obligations or undertakings under this Indenture or any other Basic Document and such default shall have continued for a period of at least 30 days after the Trustee, acting upon the instruction of the Majority Holders, shall have notified the Issuer thereof; provided that unless such default could reasonably be expected to have a Material Adverse Effect, no Event of Default shall arise under this subsection (c) with respect thereto for so long as the Issuer shall be diligently attempting to cure such default;

            (d) any representation or warranty made by the Issuer in this Indenture or in any other Basic Document or in any certificate or other instrument delivered hereunder or thereunder or pursuant hereto or thereto or in connection with any provision hereof shall prove to be false, incorrect or breached on the date as of which made in any respect material to the transactions contemplated hereby;

            (e) the License Agreement shall have been terminated or any party shall be in default thereunder in a manner that could reasonably be expected to have a Material Adverse Effect;

            (f) the Issuer or the Licensee shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator of itself or of all or a substantial part of its property, (2) be generally unable to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code, (7) take any action under the laws of its jurisdiction of organization (or any other jurisdiction) analogous to any of the foregoing, or (8) take any corporate or entity action for the purpose of effecting any of the foregoing;

            (g) a proceeding or case in respect of the Issuer or the Licensee shall be commenced, without the application or consent of the Issuer or the Licensee in any court of competent jurisdiction, seeking (1) liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, administrator or the like of it or of all or any substantial part of its properties, or (3) similar relief in respect of it, under any law providing for the relief of debtors and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the United States Bankruptcy Code against the Issuer or the Licensee; or action under the laws of the jurisdiction of incorporation of the Issuer or the Licensee (or any other jurisdiction) analogous to any of the foregoing shall be taken with respect to the Issuer or the Licensee and shall continue unstayed and in effect for any period of 60 consecutive days;

            (h) any judgment or judgments of a court or courts of competent jurisdiction shall be rendered against the Issuer for the payment of money in excess of U.S.$100,000 in the aggregate and any one or more of such judgments exceeding such amount in the aggregate shall not be discharged or execution thereof stayed pending appeal, within 30 days after entry thereof, or, in the event of such a stay, such judgment or judgments shall not be discharged within 30 days after such stay expires;

            (i) the Liens created by this Indenture and the Security Agreement shall at any time not constitute valid and perfected Liens on the Trust Estate intended to be covered thereby in favor of the Trustee (except by reason of the failure of the Trustee to retain possession of property required to be retained by it hereunder), free and clear of any other Liens, or, except for expiration in accordance with its terms, the Security Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Issuer; or

            (j) there shall be a vacancy in the position of Independent Director (as defined in the LLC Agreement), and such vacancy shall not be filled with an individual meeting the criteria specified in the LLC Agreement within 60 days;

then (1) upon the occurrence of any Event of Default described in Subsection (f) or (g) above the Current Value of each Note, and, to the extent permitted by law, the Make-Whole Amount in respect of such Note and all other amounts payable by the Issuer hereunder in respect of each such Note, shall automatically become immediately due and payable, (2) upon the occurrence of any Event of Default described in Subsection (a) above with respect to any Note, the Holder of such Note may, by written notice to the Issuer (with a copy to the Trustee), declare the Current Value of such Note to be, and the same shall forthwith become, due and payable and, to the extent permitted by law, the Make-Whole Amount in respect of such Note and all other amounts payable by the Issuer hereunder in respect of each such Note or (3) upon the occurrence of any Event of Default (other than as described in Subsection (f) or (g) above), the Majority Holders may, and the Trustee shall, upon the direction of such Holders, in each case by written notice to the Issuer, declare the aggregate Current Values of all Notes to be, and the same shall forthwith become, due and payable and, to the extent permitted by law, the Make-Whole Amount in respect of each such Note and all other amounts payable by the Issuer hereunder in respect of each such Note, in each case under the foregoing clauses (1), (2) and (3) without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Issuer. If any Holder of any Note shall exercise the option specified in clause
(2) above, the Issuer will forthwith give written notice thereof to the Holders of all other outstanding Notes and each such Holder (including such original Holder) may (whether or not such notice is given or received), by written notice to the Issuer (with a copy to the Trustee) declare the aggregate Current Values of all Notes held by it (but not a portion thereof) to be, and the same shall forthwith become, due and payable, and, to the extent permitted by law, the Make-Whole Amount in respect of each such Note, and all other amounts payable by the Issuer hereunder in respect of each such Note, all without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Issuer.

     The provisions of this Section are subject, however, to the condition that if, within 30 days after any Note shall have become due and payable, the Issuer shall pay all principal of and Make-Whole Amount (if any) on the Notes which shall have become due otherwise than by acceleration (with interest on such principal and Make-Whole Amount (if any) at the Default Rate) and all Events of Default (other than nonpayment of principal and Make-Whole Amount (if any) due and payable solely by virtue of acceleration) shall be remedied or waived, then, and in every such case, the Holders of 66 2/3% of the aggregate unpaid principal amount of the Outstanding Notes, by written notice to the Issuer (with a copy to the Trustee) given within 90 days after such amounts shall have become due and payable, may rescind and annul any such acceleration and its consequences; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

     Section 8.02. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article, any moneys held by the Trustee pursuant to the terms of the Indenture or the Security Agreement and all moneys at the time on deposit in the Collection Account and the Reserve Account shall at the direction of the Majority Holders, upon the occurrence and during the continuance of an Event of Default, be applied in the following order at the date or dates fixed by the Trustee:

            (i)  to the payment of all amounts due to the Trustee under
     Section 10.07;

           (ii) to the payment of the whole amount then due and unpaid upon all the Notes for principal or Make-Whole Amount, if any, as the case may be, with interest upon any such overdue amounts at the Default Rate; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such interest, principal and Make-Whole Amount, if any, and, without preference or priority of any Note over any other Note, ratably to the aggregate of such unpaid interest, principal and Make-Whole Amount, if any; and

          (iii) to the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

     Section 8.03. Waiver of Past Specified Events. Prior to the declaration of the acceleration of the Notes as provided in Section 8.01, the Majority Holders may on behalf of the Holders of all the Notes waive any past Event of Default hereunder and its consequences, except a default (a) in the payment of principal of or Make-Whole Amount, if any, on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note affected. In the case of any such waiver, the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively, and the relevant Event of Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

     Section 8.04.  Provisions Relating to the Trust Estate.

     (a) Proceedings in Event of Default. In addition to the actions provided in Section 8.01 and under the Security Agreement, upon the occurrence of any Event of Default the Trustee may, at the direction of the Majority Holders, institute proceedings to seek or enforce any remedy to protect and enforce any of its rights or powers with respect to the Trust Estate, including to foreclose upon the Trust Estate under a decree of a court or courts of competent jurisdiction, and may, at the direction of the Majority Holders, to the extent permitted by applicable law take any other action of a secured party under such law. The Trustee shall not be bound to institute any such proceedings or take any other action, unless (i) it shall have been so directed in writing by the Majority Holders and (ii) it shall have been furnished, by the Noteholders or otherwise, indemnity to its reasonable satisfaction.

     (b) Trustee's Actions in Event of Default Proceedings. At any time after the occurrence and during the continuance of an Event of Default the following, in each case subject to Section 14.08, shall be applicable:

            (i) the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to recover judgment against the

     Issuer on this Indenture or the Notes or against any other party to a Trademark License, for the whole amount due and unpaid from the Issuer or any other party to such Trademark License under the applicable agreement, and may prosecute any such claims or proceedings to judgment or final decree against the Issuer or any other party to such Trademark License, and collect the moneys adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture or under the Security Agreement, or of any of the Trustee's rights or the rights of the Holders under this Indenture or under the Security Agreement, and such power of the Trustee shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the Security Agreement or for the foreclosure of the Lien hereof;

           (ii) the Trustee in its own name, or as trustee of an express trust, as the case may be, or in any one or more of such capacities shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders (whether such claims be based upon the provisions of such Notes or of this Indenture or the Security Agreement) allowed in any receivership, insolvency, bankruptcy, moratorium, liquidation, readjustment, reorganization or any other judicial or other proceedings relative to the Issuer, the creditors of the Issuer or any other party to a Trademark License and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial or other proceeding is hereby authorized to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          (iii) all rights of action and of asserting claims under this Indenture, the Security Agreement or any Trademark License or under any of the Notes enforceable by the Trustee may be enforced by the Trustee to the extent permitted by law without possession of any of such Notes or the production thereof at the trial or other proceedings relative thereto;

           (iv) in the case the Trustee shall have proceeded to enforce any right under this Indenture or any Trademark License by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then in every such case the Issuer and the Trustee shall, to the extent permitted by law, be restored without further act to their respective former positions and rights under this Indenture, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken, except to the extent determined in litigation adversely to the Trustee; and

            (v) the Trustee shall incur no liability as a result of the sale of the Trust Estate, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Issuer hereby waives any claims against the Trustee arising by reason of the fact that the price at which the Trust Estate may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Notes, even if the Trustee accepts the first offer received and does not offer the Trust Estate to more than one offeree; provided such sale was conducted in a commercially reasonable manner.

     (c) Waiver of Appraisement, Valuation and Right to Marshalling. To the extent it may lawfully do so, the Issuer for itself and for any Person who may claim through or under it hereby:

            (i) agrees that neither it nor any such Person will plead, claim or in any manner whatsoever take advantage of, any appraisement, valuation or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (A) the performance, enforcement or foreclosure of this Indenture or of the Security Agreement, or (B) the sale or other enforcement of the Trust Estate as provided herein and therein;

           (ii)  waives all benefit or advantage of any such laws;

          (iii) waives and releases all rights to have the Trust Estate marshalled upon any foreclosure, sale or other enforcement of this Indenture or of the Security Agreement; and

           (iv) consents and agrees that, subject to the terms of this Indenture and the Security Agreement, the instruments constituting the Trust Estate and regulations applicable thereto, all the Trust Estate may upon any such sale be sold by the Trustee as an entirety.

     (d) Bankruptcy. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer or the property of the Issuer or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made demand on the Issuer for the payment of overdue principal or Make-Whole Amount, if any, or default interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (i) to file and prove a claim for the whole amount of principal, Make-Whole Amount, if any, and default interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claims for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

           (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holders in any such proceeding.

     (e)  Remedies Cumulative; Delay or Omission Not a Waiver.   To the extent
permitted by law, every remedy given hereunder or under the Security Agreement to the Trustee or to any of the Holders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise. The Trustee may exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law, equity or otherwise, in its absolute discretion. No course of dealing between the Issuer and the Trustee or the Holders or any delay or omission of the Trustee or of the Holders to exercise any right, remedy or power accruing upon any Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Event of Default or of any right of the Trustee or of any Holder or acquiescence therein, and every right, remedy and power given by this Article 8 to the Trustee or to the Holders may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders.

     (f) Control by the Holders. The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that: (i) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal expense or liability; and (ii the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.



                                   ARTICLE 9
           Satisfaction and Discharge of Indenture; Unclaimed Moneys

     Section 9.01. Satisfaction and Discharge of Indenture. If at any time (a) the Issuer shall have paid the principal of and Make-Whole Amount, if any, on all the Notes Outstanding hereunder and other amounts, if any, due hereunder or under any of the other Basic Documents as and when the same shall have become due and payable, by prepayment or otherwise or (b) the Issuer shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07), the Trustee, at the cost and expense of the Issuer, shall execute instruments prepared by the Issuer acknowledging such satisfaction of and discharging this Indenture and releasing the assignments made pursuant to this Indenture and the Security Agreement. The Issuer agrees to reimburse or cause the reimbursement of the Trustee hereunder for any documented costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee hereunder for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     Section 9.02.  Application by Trustee of Funds Deposited for Payment of
Notes.   Subject to Section 9.04, all moneys deposited with the Trustee to accomplish the purposes of Section 9.01 shall be held in trust by the Trustee and applied by it first to the payment of all sums payable hereunder by the Issuer (other than the amounts referred to in clause second) and second to the Holders of the particular Notes for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal or Make-

Whole Amount, if any, but such money need not be segregated from other funds except to the extent required by law.

     Section 9.03. Repayment of Moneys and Transfer of Eligible Investments Held by Trustee. Following the satisfaction and discharge of this Indenture, all moneys and Eligible Investments then held by the Trustee under the provisions of this Indenture shall, upon written demand of the Issuer, be repaid or, as the case may be, assigned or transferred to the Issuer and upon receipt thereof by the Issuer, the Trustee shall be released from all further liability with respect to such moneys and such Eligible Investments.

     Section 9.04. Return of Moneys Held by Trustee. Any moneys deposited with or paid to the Trustee for the payment of the principal of or Make-Whole Amount, if any, on any Note and not applied but remaining unclaimed for three years after the date upon which such principal or Make-Whole Amount, if any, shall have become due and payable shall be repaid to or for the account of the Issuer by the Trustee (upon receipt of a written request from the Issuer), the receipt of such repayment to be confirmed promptly in writing by or on behalf of the Issuer, and, to the extent permitted by law, the Holder of such Note shall thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee with respect to such moneys shall upon receipt thereof by the Issuer cease.



                                  ARTICLE 10
                            Concerning the Trustee

     Section 10.01. Duties of the Trustee; Certain Rights of the Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. Neither the Trustee, its agents nor Affiliates shall be liable for any act or omission made in connection with this Indenture or the other Basic Documents or any Trademark License except in the case of its gross negligence or willful misconduct. In furtherance, and not in limitation, of the Trustee's rights, duties and protections hereunder, and unless otherwise specifically provided in this Indenture, the Trustee shall (subject to the terms hereof) grant such consents, make such requests and determinations and take or refrain from taking such actions (including, without limitation, actions with respect to an Event of Default, of which the Trustee has notice) as are permitted (but not expressly required) to be granted, made or taken by the Trustee under this Indenture, as the Majority Holders shall direct in writing. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence or willful misconduct; provided, however, that:

            (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture to which the Trustee is a party and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

           (ii) in the absence of gross negligence or bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee pursuant to this Indenture and conforming to the requirements of this Indenture;

          (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the written direction of the Majority Holders under, or reasonably believed by it to be authorized or permitted by, this Indenture, and shall not be liable for accepting, or acting on, any decision made by the Holders in accordance with the provisions hereof; and

           (iv) the Trustee shall be under no duty to verify, recompute or recalculate information supplied to it by any Person; provided that, in accordance with Section 10.08, the Trustee shall forward to Noteholders any calculations received from the Issuer pursuant to the terms of this Indenture; and provided further that the Trustee shall verify amounts in the Trust Accounts in accordance with its customary business practice and as required by the terms hereof.

     (b) Certain Rights of Trustee. (i) The Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, and shall not be bound to make any investigation into the facts or matters stated in, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, guaranty or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, but the Trustee in its sole discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

           (ii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, including the Majority Holders, pursuant to the provisions of this Indenture or any of the other Basic Documents, unless such Holders shall have furnished to the Trustee reasonable security or indemnity (including reasonable advances) against the costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) which might be incurred therein or thereby;

          (iii) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

           (iv) as a condition to the taking or omitting of any action by it hereunder for the benefit of the Holders, the Trustee may consult with counsel or other professionals and the advice of such counsel or other professionals or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon; and

            (v) for all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default (other than the Event of Default specified in Section 8.01(a)) unless a Responsible Officer assigned to and working in the Trust Office has received written notice of such a Default or Event of Default and such notice references the Notes generally, the Issuer, the Trust Estate or this Indenture.

     Section 10.02. Trustee Not Liable for Trademark Licenses; Performance of Trustee's Duties. (a) Neither the Trustee nor its agents shall be liable to any Person for any delay in or failure of the payment under any Trademark License or for any nonperformance or default on the part of any party (other than the Trustee) under the Basic Documents. THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED AS TO THE EXISTENCE, TITLE, VALUE, CONDITION, OR COLLECTABILITY OF ANY TRADEMARK LICENSE OR THE VALIDITY, PERFECTION, PRIORITY OR ENFORCEABILITY OF ANY INTERESTS THEREIN OR IN RESPECT OF ANY OF THE BASIC DOCUMENTS, WHETHER BY OPERATION OF LAW OR BY REASON OF ANY ACTION OR OMISSION TO ACT ON ITS PART HEREUNDER OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY TRADEMARK LICENSE WHATSOEVER.

     (b) The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Indenture, act by

Responsible Officers or a Responsible Officer of the Trustee or its Affiliates, and the Trustee may also whenever it deems it expedient in the interests of the Noteholders, whether by power of attorney or otherwise, delegate to any Person or fluctuating body of Persons all or any of the trusts, powers, authorities and discretions vested in it by the Basic Documents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to subdelegate) as the Trustee may deem fit and it shall not be bound to supervise the proceedings and shall not in any way or to any extent be responsible for any loss incurred by any misconduct or default on the part of such delegate or subdelegate; provided that the Trustee shall have exercised reasonable care in the selection of such delegate and provided further that the Trustee shall not delegate its disbursement obligations or its obligations to hold the Trust Accounts contained in Articles 3 and 4 hereunder. The Trustee shall give prompt notice to the Issuer of the appointment (and termination thereof) of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice to the Issuer of any subdelegate.

     (c) Neither the Trustee nor any director or officer of the Trustee shall be precluded from underwriting, guaranteeing the subscription of or subscribing for some or all of the Notes with or without a commission or other remuneration or from purchasing or otherwise acquiring, holding, dealing in or disposing of the Notes or any of them or any notes, bonds, debentures, debenture stock, shares or securities whatsoever of, or from acting as banker (including, without limitation, engaging in normal banking, trust and investment banking business), paying agent or process agent for or with, the Issuer and any Affiliate thereof or from otherwise at any time contracting or entering into any financial or other transactions with the Issuer or any Affiliate thereof.

     Section 10.03.  Resignation and Removal; Appointment of Successor Trustee.
(a) The Trustee may resign and be discharged of the trusts created by this Indenture by giving 30 days' written notice to the Issuer and the Holders, and such resignation shall take effect upon receipt by the Trustee of an instrument of acceptance of appointment executed by a successor trustee as herein provided in Sections 10.04 and 10.05.

     (b) The Trustee may be removed from its duties under the Indenture upon written notice by the Majority Holders delivered to the Trustee and to the Issuer.

     (c) If at any time the Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Trustee for any other cause, the Issuer shall use its best efforts to locate and recommend a qualified successor trustee to act under this Indenture and a successor trustee may be appointed by the Majority Holders to act under this Indenture (whether or not such successor shall have been located or recommended by the Issuer) upon written notice to the Issuer and the Trustee. If the successor trustee is to be appointed by the Majority Holders as provided in the preceding sentence, such appointment shall be subject to the receipt of the consent of the Issuer, such consent not to be unreasonably withheld. In the event that no such successor trustee is appointed by the Majority Holders to act under this Indenture, the Trustee may request a court to make such appointment. Any successor trustee appointed pursuant to this Section 10.03 shall be a licensed bank or trust company organized under the law of the United States or any State thereof having a corporate trust department and a total shareholder equity aggregating at least $500,000,000 if there be such an institution willing and able to accept the trust upon reasonable or customary terms.

     Section 10.04. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 10.03 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and, subject to the provisions of Section 10.03, thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, at the written direction of the Majority Holders or written request of the successor trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon written request of any such successor Trustee, the Holders shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any predecessor Trustee shall nevertheless retain a Lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of the Indenture and shall remain liable for any willful misconduct or gross negligence on its part while acting as Trustee.

     Section 10.05. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 10.03(c), without the execution or filing of any paper or any further act on the part of any of the parties hereto or the Holders, notwithstanding anything contained herein to the contrary.

     Section 10.06. Certain Procedural Matters. The Trustee, in its own name and as trustee of an express trust, at the written direction of the Majority Holders, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of any amounts due and unpaid or the enforcement of any other rights of the Holders, prosecute any such action or proceeding to judgment or final decree, and shall at the written direction of the Majority Holders enforce any such judgment or final decree and collect in the manner provided by law the moneys adjudged or decreed to be payable.

     Section 10.07. Trustee Fees and Indemnification. (a) The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation as agreed between the Issuer and the Trustee in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Such compensation and the reasonable fees and expenses of Richards Layton & Finger, P.A., counsel to the Trustee, shall be payable for the first time upon the Closing Date.

     (b) The Issuer covenants and agrees to pay or reimburse the Trustee, and each successor Trustee, upon its request for all documented expenses, disbursements and advances reasonably incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture or the other Basic Documents (including, without limitation, the compensation, documented expenses and disbursements reasonably incurred of its counsel and of all agents except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct).

     (c) The Issuer covenants and agrees to indemnify, or cause to be indemnified, the Trustee and each of its officers, directors, agents and employees for, and to hold it, and its officers, directors, agents and employees harmless against, any loss, liability or reasonable expense incurred without gross negligence, wilful misconduct or bad faith, on its part, arising out of or in connection with the execution, delivery, performance or enforcement of this Indenture. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent. This indemnity shall survive the resignation or removal of the Trustee and termination of this Indenture.

     Section 10.08. Information. The Trustee will promptly forward to the Noteholders any Issuer notices, financial statements, Officers' Certificates or other forms of written communication that it receives pursuant to the terms of this Indenture.

                                  ARTICLE 11
                            Supplemental Indenture

     Section 11.01. Supplemental Indenture Without Consent of Noteholders. The Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

     (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets; and

     (b) to cure any ambiguity or to correct or supplement any provision contained herein, in the Notes, in any Trademark License or other Basic Document or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in the Notes or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture, the Notes or under any supplemental indenture as the Issuer and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Noteholders; provided, however, that an opinion of Independent Counsel shall be addressed and delivered to the Trustee and the Noteholders opining that such supplemental indenture does not adversely affect the rights of the Noteholders under this Indenture.

     The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or under the other Basic Documents or otherwise.

     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 11.02.

     Section 11.02.  Supplemental Indenture with Consent of Noteholders.   With
the consent (evidenced as provided in Article 12) of the Majority Holders, the Issuer and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or of any supplemental indenture or of modifying in any manner the rights of the Noteholders, provided, that no such supplemental indenture shall (a) change the final maturity of any Note or the time of payment of any principal thereof, or reduce the principal amount thereof, or any Make-Whole Amount thereon or reduce any amount payable on redemption thereof or reduce the amount of principal or Make-Whole Amount that would be due and payable upon the occurrence of an Event of Default, or impair or affect the rights of any Noteholder to institute suit for the payment thereof without the consent of each Noteholder so affected, (b) reduce any amount required to be collected or retained in any Trust Account, (c) except as provided in Articles 3 and 4, release any part of the Trust Estate or (d) reduce the aforesaid percentage of Notes the consent of the Holders of which is required for any supplemental indenture, acceleration or rescission without the consent of the Holders of each Note so affected.

     Upon the request of the Issuer, accompanied by a copy of the supplemental indenture and upon the filing with the Trustee of evidence of the consent of the Majority Holders or any greater percentage of Holders as required by this
Section 11.02 and other documents, if any, required by Section 12.02, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     Section 11.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture and the Notes shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 11.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 11.01 and 11.02, shall be entitled to receive one or more certificate or certificates of an Authorized Officer and Opinion or Opinions of Counsel as evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

     Section 11.05. Notation on Notes in Respect of Supplemental Indenture. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer at its expense, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.



                                  ARTICLE 12
                            Concerning the Holders

     Section 12.01. Control by Majority Holders. Except as provided below, the Majority Holders, by a written direction to the Trustee, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that the Trustee shall have the right to decline to follow any such direction (i) if the Trustee shall be advised by counsel that the action so directed may not lawfully be taken or (ii) if the Trustee shall be advised by counsel that the action so directed may involve it in personal liability unless it shall have been furnished a reasonably satisfactory indemnity or security therefor.

     Section 12.02. Evidence of Action Taken by Holders. Whenever in this Indenture or in any other Basic Document it is provided that the Majority Holders may take any action (including the making of any demand or request, the giving of any notice, direction, instruction, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Majority Holders have joined therein shall be evidenced in writing by one or more instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing. Such action by the Majority Holders shall become effective when such instrument or instruments are delivered to and received by the Trustee. The Trustee shall thereafter notify the Issuer of the effectiveness of such action.

     Section 12.03. Proof of Execution of Instruments. The fact and date of the execution of any instrument by a Holder or his agent or proxy may be proved by the certificate of any notary public or other officer of any jurisdiction within or without the United States authorized to take acknowledgments of deeds to be recorded in such jurisdiction that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the individual executing the same.

     Section 12.04. Notes Owned by the Issuer. In determining whether the Holders have concurred in any direction, request, consent or waiver under the Indenture, Notes which are owned by the Issuer or any of its Affiliates shall be disregarded in both the numerator and denominator of the fraction used to determine the requisite percentage.

     Section 12.05. Right of Revocation of Action Taken. At any time prior to (but not later than) the evidencing to the Trustee, as provided in Section 12.02, of the taking of any action by the Holders, any Holder of a Note the serial number of which is shown by the evidence to be included in those Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at the Trust Office and upon proof of holding as provided in
Section 2.06, revoke such action insofar as it concerns such Note. Unless revoked pursuant to the foregoing provisions, any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note. Except as otherwise provided herein, any action taken by the Majority Holders shall be conclusive and binding upon the Issuer, the Trustee and the Holders of all Notes.

     Section 12.06. Right to Vote Notes in Part. Notwithstanding anything in this Indenture to the contrary, each Holder may deliver directions to the Trustee with respect to a portion of the principal amount of the Note or Notes held by such Holder.



                                  ARTICLE 13
                              Redemption of Notes

     Section 13.01.  Optional Redemptions.   Upon notice given as provided in
Section 13.02 of this Indenture, the Issuer, at its option, may redeem the Notes at any time as a whole (but not in part) at an optional redemption price equal to the aggregate Current Values of the Notes at the date of redemption, together with a premium equal to the Make-Whole Amount.

     Section 13.02. Notice of Redemption; Make-Whole Computations. The Issuer shall call Notes for redemption under Section 13.01 by giving written notice thereof to each Holder (with a copy of such notice to the Trustee), which notice shall be given not less than 30 nor more than 60 days prior to the date fixed for such redemption and shall specify the date fixed for such redemption. Upon the giving of such notice of redemption, the aggregate Current Values of the

Notes plus the Make-Whole Amount shall become due and payable on the specified redemption date.

     Any notice of redemption pursuant to this Section 13.02 shall include computations in reasonable detail showing the manner of calculation of what the applicable Make-Whole Amount would have been if the Notes had been redeemed on the date of such notice. The Issuer shall determine the Make-Whole Amount on the third Business Day prior to the date fixed for any redemption under Section
13.02. Two Business Days prior to such redemption date, the Issuer will furnish to the Holders and the Trustee a certificate signed by an Authorized Officer of the Issuer setting forth computations in reasonable detail showing the manner of calculation of such Make-Whole Amount and attaching a copy of the source of the market data by reference to which the Treasury Yield was determined in connection with such computations. In the event of any disagreement between the Holders and the Issuer as to the calculation of any Make-Whole Amount, the calculation thereof by the Required Holders shall, absent manifest error, be conclusive.

     Section 13.03. Surrender of Notes; Notation Thereon. Subject to the provisions of Section 2.05(b), the Issuer may, as a condition of payment on account of any Note, require the Holder to present the Note for notation of such payment and, if such Note be paid in full, require the surrender thereof.

     Section 13.04. Purchase of Notes. The Issuer will not acquire directly or indirectly by purchase or redemption or otherwise any of the Outstanding Notes except by way of payment or redemption in accordance with the provisions of the Notes and of the Indenture.



                                  ARTICLE 14
                                 Miscellaneous

     Section 14.01. Binding Upon Assigns. Except as otherwise provided herein, the provisions of this Indenture (including any amendments, modifications and waivers hereof properly adopted) shall be binding upon and shall inure to the benefit of the parties hereto, the holders and their respective successors and assigns.

     Section 14.02. Notices. (a) Except as otherwise expressly provided herein, all notices, request, demands, directions or other communications to or upon the respective parties hereto, and the Holders shall be in writing, with a copy sent by facsimile on the date the notice is sent in each case, and shall become effective when received. Any written notice shall either be (i) mailed (by certified or registered mail, return receipt requested with proper postage for airmail prepaid), (ii sent in the form of a telex (with answerback received) or facsimile (with confirmation that the appropriate number of pages has been received by the addressee, and promptly followed by hard copy mailed as provided in clause (iii)), (iii) delivered by overnight delivery service (providing for delivery receipts) or (iv) delivered by hand.

     (b) All notices, requests, demands, directions or other communications under this Indenture shall be addressed as follows (or to such other address as a party hereto may hereafter specify for such purpose by notice to the other parties hereto):

     To the Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890
          Attention: Corporate Trust Administration
          Telephone:  302-651-1000
          Facsimile:  302-429-4749

     If to the Issuer:

          SPELL C. LLC
          625 Landor Lane
          Pasadena, CA 91106
          Attention: Carol Gratzke

     With a copy to:

          Cherokee, Inc.,
          Administrator
          6835 Valjean Avenue
          Van Nuys, CA 91406
          Telephone: 818-908-9868
          Facsimile: 818-908-9191

     (c) The Trustee shall not be liable for any error or failure in the sending, dispatching or transmission of any notice, request, demand, direction or other communication under this Indenture.

     Section 14.03. Effect of Headings. The Table of Contents hereto and the Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 14.04. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 14.05. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 14.06. Further Assurance. The Issuer shall, from time to time on being required to do so by the Trustee, now or at any time in the future, do or procure the doing of all such acts and/or execute all such documents in a form reasonably satisfactory to the Trustee as the Trustee may reasonably consider necessary for giving full effect to this Indenture and securing to the Trustee the full benefit of the rights, powers and remedies conferred upon the Trustee in this Indenture.

     Section 14.07. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAW OF THE STATE OF NEW YORK.

     Section 14.08. Limitation on Recourse. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby shall be had against any incorporator or any past or present or future stockholder, officer or director, as such, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes.

     Section 14.09. Jurisdiction and Process. THE ISSUER AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF THIS INDENTURE OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE

OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE ISSUER, FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY OR ON BEHALF OF THE TRUSTEE OR BY OR ON BEHALF OF ANY HOLDER OF A NOTE, AS SUCH HOLDER MAY ELECT, AND THE ISSUER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS (WITHOUT LIMITING THE JURISDICTION OF OTHER COURTS) FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. THE ISSUER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE BASIC DOCUMENTS MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS SET FORTH IN SECTION 14.02 OR AT SUCH OTHER ADDRESS OF WHICH THE TRUSTEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, THE ISSUER (A) HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (B) HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as a deed as of the date hereof by their respective officers hereunto duly authorized.


                         SPELL C. LLC
                         as Issuer


                         By:    /s/ Carol Gratzke
                                --------------------------------
                         Name:  Carol Gratzke
                         Title: Secretary and Treasurer


                         WILMINGTON TRUST COMPANY
                         as Trustee


                         By:    /s/ Donald G. MacKelcan
                                --------------------------
                         Name:  Donald G. MacKelcan
                         Title: Assistant Vice President

                                  Schedule I
                                  ----------

                              Note Payment Dates

Date                   Principal Amount Due   Original Value
----                   --------------------   --------------

May 20, 1998                    $ 2,250,000   $ 2,187,667.08
August 20, 1998                 $ 2,250,000   $ 2,150,359.43
November 20, 1998               $ 2,250,000   $ 2,113,688.00
February 20, 1999               $ 2,250,000   $ 2,077,641.96
May 20, 1999                    $ 2,250,000   $ 2,042,210.63
August 20, 1999                 $ 2,250,000   $ 2,007,383.54
November 20, 1999               $ 2,250,000   $ 1,973,150.37
February 20, 2000               $ 2,250,000   $ 1,939,501.00
May 20, 2000                    $ 2,625,000   $ 2,224,163.06
August 20, 2000                 $ 2,625,000   $ 2,186,233.01
November 20, 2000               $ 2,625,000   $ 2,148,949.81
February 20, 2001               $ 2,625,000   $ 2,112,302.43
May 20, 2001                    $ 2,625,000   $ 2,076,280.01
August 20, 2001                 $ 2,625,000   $ 2,040,871.91
November 20, 2001               $ 2,625,000   $ 2,006,067.65
February 20, 2002               $ 2,625,000   $ 1,971,856.92
May 20, 2002                    $ 2,625,000   $ 1,938,229.61
August 20, 2002                 $ 2,625,000   $ 1,905,175.77
November 20, 2002               $ 2,625,000   $ 1,872,685.61
February 20, 2003               $ 2,625,000   $ 1,840,749.53
May 20, 2003                    $ 2,625,000   $ 1,809,358.08
August 20, 2003                 $ 2,625,000   $ 1,778,501.96
November 20, 2003               $ 2,625,000   $ 1,748,172.06
February 20, 2004               $ 2,625,000   $ 1,718,359.39
                                              --------------

                                $60,000,000   $47,869,558.83

CUSIP No. 84780P AA 2                                                  EXHIBIT A



     THE ISSUER OF THE SECURITIES EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"), AND SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT BY THE HOLDER HEREOF IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES, AND PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF SUCH SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY TO A PERSON (i)(A) WHOM SUCH HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (B) WHO IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT AND (ii) WHO IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PERSON THAT IS EITHER (A) A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) AN INSTITUTIONAL ACCREDITED INVESTOR. IN ADDITION, SUCH SECURITIES MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED TO A PERSON WHO (i) IS A QUALIFIED PURCHASER AS SUCH TERM IS DEFINED IN THE INVESTMENT COMPANY ACT AND (ii) IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PERSON THAT IS A QUALIFIED PURCHASER, AND WHO DELIVERS A DULY EXECUTED TRANSFEREE CERTIFICATE AND SUCH INFORMATION AS SET FORTH THEREIN TO THE TRUSTEE AND THE ISSUER, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER HEREOF AGREES TO DELIVER A DULY EXECUTED TRANSFEROR CERTIFICATE AND SUCH INFORMATION SET FORTH THEREIN TO THE TRUSTEE AND THE ISSUER.

     THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO UNITED STATES TREASURY REGULATION SECTION 1.1275-3(b): THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS NOTE MAY OBTAIN THE INFORMATION DESCRIBED IN UNITED STATES TREASURY REGULATION SECTION 1.1275-3(b)(1)(i) FROM THE TREASURER OF THE ISSUER, AT THE FOLLOWING ADDRESS: 625 LANDOR LANE, PASADENA, CALIFORNIA 91106.


            No. ____________________         U.S. $________________

                                 SPELL C. LLC
                                 ------------

                           Zero Coupon Secured Note

     SPELL C. LLC, a Delaware limited liability company (the "Issuer"), for value received, hereby promises to pay to [_______________] or registered assigns, at the Trust Office of the Trustee, _________% of each of the respective principal amounts indicated on Schedule I hereto at the applicable times indicated on Schedule I hereto and to pay on demand interest at a rate per annum equal to the Default Rate on any overdue principal and Make-Whole Amount, if any, all in the manner provided in and subject to the terms of the Indenture (the "Indenture") dated as of December 23, 1997 among the Issuer and Wilmington Trust Company, as Trustee (the "Trustee"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Note is one of the Notes referred to in the Indenture.

     Reference is made to the further provisions of this Note set forth on the following pages. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, SPELL C. LLC has caused this instrument to be duly executed.

Dated:                   SPELL C. LLC

                         By:  _____________________________________
                         Name: ____________________________________
                         Title:____________________________________

     THIS is one of the Notes referred to in the within-mentioned Indenture.


                         Authenticated without recourse,
                         warranty or liability

                         WILMINGTON TRUST COMPANY
                         as Trustee


                         By __________________________________________________
                            Name: ____________________________________________
                            Title: ___________________________________________
Date of Authentication:

_______________________

                                 SPELL C. LLC

                           Zero Coupon Secured Note

     This Note is one of a duly authorized issue of secured notes (herein called the "Notes") issued in one series by SPELL C. LLC (herein called the "Issuer"), with such series being issued under and pursuant to the Indenture dated as of December 23, 1997 (herein called the "Indenture"; terms defined in the Indenture being used herein as therein defined), duly executed and delivered by the Issuer and Wilmington Trust Company, as Trustee.

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, recourse, duties and immunities thereunder of the Trustee thereunder, the Issuer and the Noteholders.

     In case an Event of Default shall have occurred and be continuing, the Current Value hereof may be declared, or otherwise become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Notes shall bear interest, to the extent enforceable under applicable law, on any overdue principal and Make-Whole Amount, if any, at the Default Rate.

     The amount payable by the Issuer in respect of principal of this Note (exclusive of any Make-Whole Amount) at any date shall not exceed the Current Value of this Note at such date.

     The Indenture contains provisions permitting the Issuer and the Trustee to enter into supplemental indentures for one or more of the following purposes:
(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets; and (b) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, in the Notes or in any Trademark License or other Basic Document or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in the Notes or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under the Indenture, the Notes or under any supplemental indenture as the Issuer and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Noteholders.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Majority Holders evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, the Notes or of any supplemental indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture shall (i) change the final maturity of any Note or the time of payment of any principal thereof, or reduce the principal amount thereof, or any Make-Whole Amount thereon or reduce any amount payable on redemption thereof or reduce the amount of principal that would be due and payable upon the occurrence of an Event of Default, or impair or affect the rights of any Noteholder to institute suit for the payment thereof without the consent of each Noteholder so affected, (ii) reduce any amount required to be collected or retained in any Trust Account,
(iii) release any part of the Trust Estate or (iv) reduce the aforesaid percentage of Notes the consent of the Holders of which is required for any supplemental indenture, acceleration or rescission without the consent of the Holders of each Note so affected. It is also provided in the Indenture that, prior to the declaration of the acceleration of the Notes as provided in Section
8.01 of the Indenture, the Majority Holders may on behalf of the Holders of all the Notes waive any past Event of Default under the Indenture and its consequences, except a default (i) in the payment of principal of or Make-Whole Amount, if any, on any of the Notes or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note affected. In the case of any such waiver, the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights under the Indenture, respectively, and the relevant Event of Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose under the Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of this Note in the manner, at the respective times and in the coin or currency herein prescribed.

     The Notes are issuable in registered form without coupons in minimum denominations of $500,000 and in the manner and subject to the limitations provided in the Indenture.

     The Notes may be redeemed at the option of the Issuer at any time as a whole (but not in part) at a redemption price equal to the Current Value thereof plus the Make-Whole Amount. The Trustee may rely upon the Note Register as conclusive evidence of the aggregate Outstanding principal amount of the Notes.

     Upon due presentment for registration of transfer of this Note at the Trust Office a new Note or Notes of authorized denominations for an equal unpaid principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith; provided, that such transferor shall deliver a Transferor Certificate and transferee shall deliver a Transferee Certificate.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note for all purposes and, prior to due presentment for registration of transfer, shall not be affected by any notice to the contrary.

     This Note shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until this Note shall be authenticated by the execution by the manual signature of a duly Authorized Officer of the Trustee of the Trustee's certificate of authentication hereon.

     It is hereby certified and recited that all conditions, acts and things required by law and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Note exist, have happened and have been performed in due time, form and manner as required by law and the Indenture, and that the issuance of this Note and the issue of which it forms a part are within every debt and other limit prescribed by the laws of the State of New York.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH NEW YORK
LAW.

                                                                       EXHIBIT B

                        FORM OF TRANSFEREE CERTIFICATE


[Trustee's Address]
[Issuer's Address]

Attention: ____________

       Re:   Zero Coupon Secured Notes
             of SPELL C. LLC
             -------------------------

Ladies and Gentlemen:

     Reference is hereby made to Section 2.06(f) of the Indenture, dated as of December 23, 1997 (the "Indenture"), between SPELL C. LLC (the "Issuer") and Wilmington Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

     In connection with our proposed purchase of U.S. $_____________ aggregate principal amount of Zero Coupon Secured Notes of the Issuer, pursuant to Section 2.06(f) of the Indenture, we (the "Transferee") acknowledge, represent, agree and confirm, as of the date hereof, for your benefit and the benefit of the Issuer and the Transferee's transferor, that:

     (a) The Transferee is a "qualified purchaser" (as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") and related rules and is aware that the Issuer will not be registered as an investment company under the Investment Company Act and is acquiring the Notes for its own or one or more accounts, each of which is a qualified purchaser, and as to each of which the Transferee exercises sole investment discretion, and in a principal amount of not less than U.S. $500,000 for the Transferee and for each such account, in each case solely for investment and not with a view to resale or distribution thereof in violation of the Securities Act.

     (b) The Transferee is either (check one or more items in (i), (ii) or (iii) below as appropriate):

     (i)   ___  acquiring the Notes from a transferor that qualifies under paragraph (a) of the Transferor Letter

     (ii)  ___  a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) and is aware that the sale of the Notes to it is being made in reliance on the exemption from registration provided by Rule 144A under the Securities Act and is acquiring the Notes for its own account or for one or more accounts, each of which is a qualified institutional buyer that is aware that the sale of the Notes to it is being made in reliance on the exemption from registration provided by Rule 144A under the Securities Act.

     (iii) ___  a sophisticated investor who is an institutional "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is acquiring the Notes for its own account (or for the account of another as specified in writing to the Trustee and the Issuer). If such Transferee is acquiring the Notes for the account of another, it confirms that such other investor is (x) a sophisticated institutional "accredited investor," as so defined, or (y) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), and is aware of the restrictions on transfer of the Notes, and as to each such account the Transferee exercises sole investment discretion, and is acquiring Notes in a principal amount of not less than U.S. $500,000 for the Transferee and for each such account, in each case solely for investment and not with a view to resale or distribution thereof in violation of the Securities Act.

     (c) The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and the Transferee and any accounts for which it is acting are each able to bear the economic risk of investing in the Notes.

     (d) The Transferee is not a defined contribution plan (such as a 401(k) plan), or a partnership or other investment vehicle (i) in which its partners or participants have or will have any discretion to determine whether or how much of the Transferee's assets are invested in any investment made or to be made by the Transferee (including the Transferee's investment in the Notes) or (ii) that is otherwise an entity managed to facilitate the individual decisions of its beneficial owners to invest in the Notes.

     (e) The Transferee hereby represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by the Transferee to pay the purchase price of the Notes to be purchased by the Transferee hereunder:

    (i) if the Transferee is an "insurance company" as defined in Section V(d) of Prohibited Transaction Exemption ("PTE") 95-60 (as issued by the United States Department of Labor) and the Source is an "insurance company general account" as defined in Section V(e) of PTE 95-60 then, in accordance with Section I(a) of PTE 95-60, there is no Employee Benefit Plan, treating as a single Employee Benefit Plan all plans maintained by the same employer or employee organization, with respect to which the amount of the reserves and liabilities for all general account contracts held by or on behalf of such Plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus;

   (ii) the Source is either an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990) or a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as the Transferee has disclosed to the Issuer in writing pursuant to this paragraph (ii), no Employee Benefit Plan or group of Employee Benefit Plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

  (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no Employee Benefit Plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Issuer and the identity of such QPAM and the names of all Employee Benefit Plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this paragraph (iii);

     (iv) the Source is one or more Employee Benefit Plans, or a separate account or trust fund comprised of one or more Employee Benefit Plans, each of which has been identified expressly as such to the Issuer in writing pursuant to this paragraph (iv);

     (v) the Source constitutes assets of a Employee Benefit Plan managed by an "in-house asset manager" (within the meaning of Part IV(a) of PTE 96-
          23) which has made or properly authorized the decision for such Plan to purchase the Notes under the circumstances described in PTE 96-23; or

     (vi) the Source does not include assets of any Employee Benefit Plan.

          As used in this Section (e), the term "separate account" shall have the meaning assigned to such term in Section 3 of ERISA.

     (f) The Transferee understands that the Notes were originally issued in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes have not been and will not be registered under the Securities Act and if in the future the Transferee decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the terms of the Indenture, the Note Purchase Agreement and the legend on such Notes. The Transferee acknowledges that no representation is made by the Issuer or its transferor as to the availability of any exemption under the Securities Act or any State securities laws for resale of the Notes.

     (g) In connection with the purchase of Notes by the Transferee and this Transferee Certificate and any other documentation relating to this Transferee Certificate to which the Transferee is a party or that the Transferee is required by this Transferee Certificate to deliver: (i) neither the Issuer nor its transferor is acting as a fiduciary or financial or investment adviser for the Transferee; (ii) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer or its transferor (except as may be set forth in any agreement between the Transferee and its transferor); (iii) neither the Issuer nor its transferor has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of this

Transferee Certificate, the Basic Documents or other documentation (except as may be set forth in any agreement between the Transferee and its transferor);
(iv) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer or its transferor; (v) the Transferee is not relying on its transferor with respect to the appropriateness or fairness of the prices of the Notes (except as may be set forth in any agreement between the Transferee and its transferor), and all trading decisions have been the result of arms' length negotiations between the Transferee and its transferor; (vi) the Transferee is purchasing the Notes with a full understanding of all of the risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) the Transferee is a sophisticated investor.

     (h) (i) The Transferee understands that the Notes will bear a legend to the following effect:

     "THE ISSUER OF THE SECURITIES EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"), AND SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT BY THE HOLDER HEREOF IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES, AND PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF SUCH SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY TO A PERSON (i)(A) WHOM SUCH HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (B) WHO IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT AND (ii) WHO IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PERSON THAT IS EITHER (A) A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) AN INSTITUTIONAL ACCREDITED INVESTOR. IN

     ADDITION, SUCH SECURITIES MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED TO A PERSON WHO (i) IS A QUALIFIED PURCHASER AS SUCH TERM IS DEFINED IN THE INVESTMENT COMPANY ACT AND (ii) IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PERSON THAT IS A QUALIFIED PURCHASER, AND WHO DELIVERS A DULY EXECUTED TRANSFEREE CERTIFICATE AND SUCH INFORMATION AS SET FORTH THEREIN TO THE TRUSTEE AND THE ISSUER, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER HEREOF AGREES TO DELIVER A DULY EXECUTED TRANSFEROR CERTIFICATE AND SUCH INFORMATION SET FORTH THEREIN TO THE TRUSTEE AND THE ISSUER.

     "THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO UNITED STATES TREASURY REGULATION SECTION 1.1275-3(b): THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS NOTE MAY OBTAIN THE INFORMATION DESCRIBED IN UNITED STATES TREASURY REGULATION SECTION 1.1275-3(b)(1)(i) FROM THE TREASURER OF THE ISSUER, AT THE FOLLOWING ADDRESS: 625 LANDOR LANE, PASADENA, CALIFORNIA 91106."

     (ii) The Transferee understands that the Notes will be represented by one or more fully registered Notes. Before any interest in any Note may be offered, resold, pledged or otherwise transferred to any person, both the transferor and the transferee will be required to provide the Trustee with a written certification (in the form provided in this Transferee Certificate, in the case of the Transferee) as to compliance with the transfer restrictions referred to in the legend set forth on the Notes.

     (i) The Transferee will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but nor limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

     (j) The Transferee understands that prior to any proposed transfer of Notes, the Transferee may be required to furnish to the Issuer such certifications, legal opinions or other information as the Issuer may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Any such legal opinion may be from the Transferee's internal counsel or, at the Issuer's expense, from such other counsel as the Issuer may select.

     (k)  The Transferee's Taxpayer Identification Number is __________________.

     (l) The Transferee shall preserve copies of this letter and all related letters, certificates, legal opinions, notices and other documents, and upon request shall furnish you with copies thereof. You are entitled to rely on such documents, and the Transferee irrevocably authorizes you to produce such documents in connection with any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

     (m) The Transferee is not, to the best of its knowledge, a competitor of the Issuer, Cherokee or the Licensee. For purposes of this subsection (m), "competitor" shall mean any manufacturer, distributor or retailer of goods of the type covered by the Trademark or the License Agreement or the owner or licensor of a trademark for goods of such type.

     The undersigned represents and warrants that, as of the date hereof, the foregoing information is complete and accurate.



                                  [TRANSFEREE]



                                  By:___________________________
                                     Name:
                                     Title:


Dated: __________________

                                                                       EXHIBIT C


                        FORM OF TRANSFEROR CERTIFICATE


[Trustee's Address]
[Issuer's Address]

Attention: ____________

       Re:   Zero Coupon Secured Notes
             of SPELL C. LLC
             -------------------

Ladies and Gentlemen:

     Reference is hereby made to Section 2.06(f) of the Indenture, dated as of December 23, 1997 (the "Indenture"), between SPELL C. LLC (the "Issuer") and Wilmington Trust Company (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

     This letter relates to U.S. $_________ aggregate principal amount of Zero Coupon Secured Notes (the "Notes") of the Issuer which are registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Notes for Notes registered in the name of [insert name of transferee] (the "Purchaser").

     In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred (x) to a Person that the Transferor reasonably believes is a "qualified purchaser" within the meaning of the Investment Company Act and that is purchasing such Notes for its own account or for the account of a Person that is a qualified purchaser,
(y) in accordance with (i) the transfer restrictions set forth in Section 2.06 of the Indenture and the Notes and (ii) any applicable securities laws of any state of the United States or any other jurisdiction and (z) to a Person that either (check one or more items as appropriate):

     (a) ___ is eligible to purchase such Notes from the Transferor pursuant to Rule 144(k) under the Securities Act (or any successor provision);

     (b) ___ the Transferor reasonably believes that the Purchaser is a "qualified institutional buyer" within the meaning of Rule

               144A and that is aware that the sale to it is being made in reliance upon Rule 144A and is purchasing such Notes for its own account or for the account of a Person that is a qualified institutional buyer and that is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A; or

     (c) ___ the Transferor reasonably believes that the Purchaser is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act that is purchasing such Notes for its own account or for the account of a Person that is (x) an institutional accredited investor or (y) a "qualified institutional buyer" within the meaning of Rule 144A.

     This letter and the statements contained herein are made for your benefit.

                                        [Insert Name of Transferor]



                         By______________________________________

                            Name:
                            Title:


Dated: ____________________

                                      C-2